Exhibit 10(i)

“* * * * * * * * * * * * *” DENOTE MATERIAL THAT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

July 13, 2011

Mr. Isamu Takahashi

TOMY Company, Ltd.

7-9-10 Tateishi,

Katsushika-ku,

Tokyo 124-8511, Japan

Dear Takahashi-san:

This letter memorializes the understanding of TOMY Company, Ltd. (TOMY) and Hasbro, Inc. (Hasbro) with respect to continuing the mutually-beneficial long-standing relationship they have established. In order to protect the investment each party has made and will continue to make in establishing and marketing TRANSFORMERS products, each party confirms as follows:

For so long as Hasbro continues to pay the annual minimum royalty provided for in the Agreement, the Agreement will continue to be automatically renewed for additional successive one-year terms without any right of cancellation by either party (provided neither party has defaulted in the performance of the Agreement). The “Agreement” refers to the November 1, 1983 agreement between Hasbro, Inc. and Takara Co., Ltd. (as one of “TOMY’s predecessors-in-interest), together with all amendments and supplements to it, as well as all related agreements, between the parties.

Each party further confirms that nothing contained herein shall be deemed to enjoin the parties from making any amendment to the Agreement on mutual agreement.

Each of TOMY and Hasbro also acknowledge and agree that to the maximum extent possible they will each consult with the other prior to making any public disclosure concerning the terms of the Agreement, with the intent that they have the opportunity to mutually discuss and agree on any such proposed disclosure by either party. However, each party reserves the right to make such disclosure as its legal counsel advises must be made for such party to comply with all applicable legal and regulatory requirements.

Sincerely,

/s/ Duncan Billing
Hasbro, Inc.
Duncan Billing
Global Chief Development Officer

Acknowledged and Agreed by TOMY Company, Ltd.:

/s/ Kantaro Tomiyama
Signature

Kantaro Tomiyama
Name

President and Chief Executive Officer
Title

July 13, 2011
Date

THIS TRANSFORMERS COST AND ROYALTY AGREEMENT is made as of November 1, 2006 by and between Tomy Company, Ltd., a Japanese corporation with offices at 7-9-10, Tateishi, Katsushika-ku, Tokyo 124-8511, Japan (“TakaraTomy”) and Hasbro, Inc., a Rhode Island corporation with offices at 1011 Newport Avenue, Pawtucket, Rhode Island 02862 USA (“Hasbro”).

RECITALS

With respect to the TRANSFORMERS property (the “Property”), Hasbro and TakaraTomy each desire to memorialize their understanding concerning several issues that may arise out of the Memorandum of Agreement made as of July 30, 2004 by and between DreamWorks Films LLC (“DW”) and Hasbro, as amended by the Amendment Agreement made as of February 8, 2006, and the Second Amendment Agreement made as of April 12, 2006, between DW and Hasbro (together, the “Deal Memo”), as well as a long form agreement that DW and Hasbro may negotiate and execute pursuant to the Deal Memo (the “Long Form”), for the production of TRANSFORMERS live action motion pictures (each, a “Picture” and together the “Pictures”).

Hasbro has delivered to TakaraTomy, and TakaraTomy acknowledges receipt of, a complete copy of the Deal Memo.

TERMS AND CONDITIONS

In consideration of the Recitals, and of the mutual terms and conditions stated below in this Agreement, TakaraTomy and Hasbro hereby agree as follows:

1.	Supplement of Prior Agreements. The terms and conditions of this Agreement shall be deemed to supplement the prior agreements between the parties, and their respective predecessors-in-interest, including: (a) the agreement made as of November 1, 1983 by and between Takara Co., Ltd., Takara Toys Corporation and Hasbro Industries, Inc. (the “Initial Agreement”); (b) the Supplemental Agreement made as of November 18, 1983 by and between Takara Co., Ltd., Takara Toys Corporation and Hasbro, Inc.; (c) Exhibit A to the Supplemental Agreement, i.e., the undated Agreement on Movie Rights between Takara Co., Ltd. and Hasbro, Inc.; and (d) the Transformers Letter Amendment made as of January 1, 1987 between Takara Co., Ltd. and Hasbro, Inc. (the Initial Agreement, Supplemental Agreement, Agreement on Movie Rights and Transformers Letter Agreement are sometimes collectively referred to as the “Prior Agreements”), all of which Prior Agreements shall continue in full force and effect as supplemented by this Agreement. For the avoidance of doubt, TakaraTomy’s obligations, acknowledgements and consents set forth in Section 2 are made pursuant to the above-described Agreement on Movie Rights. Also for the avoidance of doubt, nothing in this Agreement shall be deemed to amend the terms and conditions of the Prior Agreement as applied to any TRANSFORMERS branded merchandise other than “Picture-Based Merchandise,” as defined in Paragraph 11 of the Deal Memo.

2.	Transformers Picture / TakaraTomy Consent / Merchandise Rights / Indemnifications.

(a)

TakaraTomy hereby acknowledges and consents to: (i) the fact that Hasbro has executed the Deal Memo with DW and that, pursuant to the Deal Memo, Hasbro may negotiate and execute with DW the Long Form, any amendment to the Deal Memo or the Long Form, provided that Hasbro shall consult with TakaraTomy before it executes any of the forgoing with DW; and (ii) that the Deal Memo and the Long Form (including subsequent amendment to any of them) sets forth the terms and conditions of (x) the worldwide production, promotion, exhibition and/or other distribution of the Pictures based on the Property; and (y) the worldwide right to manufacture, promote, distribute and/or sell Picture-Based Merchandise.

(b)	TakaraTomy and Hasbro shall execute with DW the Acknowledgment, Consent and Merchandise Rights Agreement (the “Consent Agreement”) a copy of which is attached as Exhibit A. Pursuant to the Consent Agreement: (i) TakaraTomy consents to DW’s worldwide production, promotion, exhibition and/or distribution of the Pictures, including in Japan; and (ii) Hasbro assigns to TakaraTomy the right to manufacture, promote, distribute and/or sell Picture-Based Merchandise in Japan, subject to TakaraTomy’s agreement to be bound to certain obligations pursuant to the Deal Memo and the Long Form (including any subsequent amendment to any of the foregoing), including certain royalty obligations to DW and other parties (“Picture-Based Japanese Merchandise Rights”).

(c)	For the avoidance of doubt, Hasbro shall assign to TakaraTomy all of the Picture-Based Japanese Merchandise Rights, including that, pursuant to Section 3(c) of the Consent Agreement, Hasbro shall not have any right of control or approval over TakaraTomy’s manufacture, promotion, distribution and/or sale of Picture-Based Merchandise in Japan.

(d)	Hasbro hereby agrees to indemnify, make good and save and hold harmless TakaraTomy and its successors, licensees, officers, directors, employees and assigns (each, a “TakaraTomy Indemnified Party”) from and against: (i) any damages, costs, charges, recoveries, judgments, penalties and/or expenses that may be obtained against, imposed upon and/or awarded against any TakaraTomy Indemnified Party in any claim or action that is brought against any TakaraTomy Indemnified Party by DW or any other third party (collectively, “Claim”) which, if true, would constitute a breach or failure of TakaraTomy’s representations, warranties and/or agreements made in Paragraphs 1(a)(ii) and 4 of the Consent Agreement, provided that the facts upon which the Claim is based involve a breach or failure of the representations, warranties and agreements with respect to the Property for which Hasbro should be held responsible; and (ii) reasonable outside attorney’s fees incurred by any TakaraTomy Indemnified Party to defend the Claim. For example, but without limitation, Hasbro shall indemnify a TakaraTomy Indemnified Party from a Claim brought by DW if the Claim involves damages suffered by DW because: (x) a party contracted by Hasbro, or by Hasbro’s agents or contractors, to re-purpose the Japanese version of TRANSFORMERS Energon (and/or any other TRANSFORMERS animated TV episodes) into an English language version successfully argues that the Picture infringes the intellectual property rights of the third party contractor; or (y) a third party successfully argues that the marketing and distribution of the Picture outside Japan infringes the trademark rights of the third party.

(e)

TakaraTomy hereby agrees to indemnify, make good and save and hold harmless Hasbro its successors, licensees, officers, directors, employees and assigns (each, a “Hasbro Indemnified Party”) from and against: (i) any damages, costs, charges, recoveries, judgments, penalties and/or expenses that may be obtained against, imposed upon and/or awarded against any Hasbro Indemnified Party in any claim or action that is brought against any Hasbro Indemnified Party by DW or any other third party (collectively, “Claim”) which, if true, would constitute a breach or failure of Hasbro’s representations, warranties and/or agreements made in the Deal Memo and the Long Form, provided that the facts upon which the Claim is based involve a breach or failure of the representations, warranties and agreements with respect to the Property for which TakaraTomy should be held responsible; and (ii) reasonable outside attorney’s fees incurred by any Hasbro Indemnified Party to defend the Claim. For example, but without limitation, TakaraTomy shall indemnify a Hasbro Indemnified Party from a Claim brought by DW if the Claim involves damages suffered by DW because: (x) a party contracted by TakaraTomy, or by TakaraTomy’s agents or contractors, to produce the Japanese version of TRANSFORMERS Energon (and/or any other TRANSFORMERS animated TV episodes) successfully argues that the Picture infringes the intellectual property rights of the third party contractor; or (y) a third party successfully argues that the marketing and distribution of the Picture in Japan infringes the trademark rights of the third party.

3.	Backend Fees. Pursuant to the Deal Memo, and as may be further set forth in the Long Form, Hasbro may receive from DW, in respect of the initial Picture and/or any Subsequent Pictures produced by DW based on the Property, certain contingent compensation calculated as a percentage of the “backend” revenues earned by DW on the distribution of the Pictures (collectively, the “Backend Fees”). Pursuant to its obligations under paragraph (c)(ii) of the November 18, 1985 Supplemental Agreement, Hasbro shall pay to TakaraTomy * * * * * of the Backend Fees, that Hasbro receives from DW for Japan, the People’s Republic of China, Korea and Taiwan, it being understood that the * * * * * share of the Backend Fees that TakaraTomy it may receive from Hasbro is the total royalty and/or profit which TakaraTomy may receive from the distribution of the Pictures.

4.	Robot Picture-Based Merchandise Royalty to TakaraTomy. For all Picture-Based Merchandise that consists of an action figure that transforms from or into a robot form (“Robot Picture-Based Merchandise”) and that Hasbro sells outside Japan, Hasbro shall pay TakaraTomy the standard royalty of * * * * * of the Invoice Price that Hasbro pays pursuant to the Initial Agreement and all such royalty payments shall be calculated and made according to the terms and conditions of the Initial Agreement. For the initial Picture as referred to in Paragraph 3 hereof, Robot Picture-Based Merchandise is listed in Exhibit B attached hereto. However, if Hasbro uses, pursuant to Section 5(b), a third party to manufacture the Robot Picture-Based Merchandise, the royalty rate will increase by * * * * * so that the total royalty payable by Hasbro to TakaraTomy, on such third-party manufactured Robot Picture-Based Merchandise, shall be * * * * * of the respective Invoice Price.

5.	Co-Development of Robot Picture-Based Merchandise.

(a)	Hasbro and TakaraTomy shall work together to co-develop all Robot Picture-Based Merchandise provided that, within thirty (30) days of the date that Hasbro provides TakaraTomy with the proposed line of Robot Picture-Based Merchandise and Hasbro’s target production cost per assortment: (i) TakaraTomy must agree to the target production cost proposed by Hasbro; and (ii) TakaraTomy and Hasbro must agree in writing on a schedule for production of the line of Robot Picture-Based Merchandise at the target production cost (“Production/Cost Schedule”).

(b)	If Hasbro and TakaraTomy cannot timely agree on the Production/Cost Schedule, then: (i) TakaraTomy shall do its own development and production of the Robot Picture-Based Merchandise for sale in Japan; and (ii) subject to Section 5(c), Hasbro may do its own development and production of the Robot Picture-Based Merchandise for sale outside of Japan, provided that Hasbro may do its own development and production with a third party only if: (x) TakaraTomy does not want to produce the Robot Picture-Based Merchandise for Hasbro; or (y) a third party is willing to produce the Robot Picture-Based Merchandise for a production cost at least * * * * * less than the production cost quoted to Hasbro by TakaraTomy.

(c)	Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge and confirm that TakaraTomy is and shall remain the preferred and primary source of all Robot Picture-Based Merchandise. However, in the event that TakaraTomy’s quoted production cost exceeds Hasbro’s target production cost per assortment in Section 5(a) above, Hasbro will have the right to source Robot Picture-Based Merchandise through an alternate source if such alternate source can provide Robot Picture-Based Merchandise at a production cost more than * * * * * below TakaraTomy’s quoted production cost; provided, however, that TakaraTomy shall first be given a reasonable period of time, not to exceed thirty (30) days, in which to match the production cost of the alternate source and to guarantee said production cost for a period not less than the period of any production cost guarantee offered by said alternate source. If TakaraTomy matches said lower production cost, TakaraTomy shall still be treated as the sole supplier for such Robot Picture-Based Merchandise. In the event of TakaraTomy’s failure to match said production cost, Hasbro may engage said alternate source to manufacture said Robot Picture-Based Merchandise, provided that TakaraTomy shall still receive the applicable royalties as provided for in Section 4 hereof, and provided that Hasbro shall introduce TakaraTomy to said alternate manufacturing source and permit TakaraTomy to manage the production of the Robot Picture-Based Merchandise in question (and charge a * * * * * markup). Hasbro will carefully consider any of TakaraTomy’s concerns with suggested alternate source.

(d)	If Hasbro and TakaraTomy do timely agree on a Production/Cost Schedule, then Hasbro shall pay * * * * * of the tooling costs and TakaraTomy shall use the tools to produce the Robot Picture-Based Merchandise for Hasbro. Furthermore, TakaraTomy delivered to Hasbro, on October 25, 2006, TakaraTomy’s forecast of its requirements for Robot Picture Based-Merchandise for sale in Japan (“Japanese Requirements”). Hasbro shall use Hasbro’s fair share process to allocate the total production of Robot Picture Based-Merchandise against the Japanese Requirements of TakaraTomy and against all the other orders from all Hasbro’s other customers, including in the major Hasbro markets such as North America. Hasbro’s fair share process means that, in the event of production shortfalls, Hasbro will try to allocate a proportionate share of the shortfall across all markets (including the North American market) so that no one market (including the Japanese market) bears the full brunt of the production shortfall. However, TakaraTomy acknowledges and agrees that it may be more difficult for Hasbro to allocate a full proportionate share of production to orders (whether or not placed by TakaraTomy or any other Hasbro customer) for assortment mixes of Robot Picture Based-Merchandise that underutilize the total production capacity. TakaraTomy also acknowledges the on-shelf date of June 2, 2007 for all Robot Pictured-Based Merchandise, including all Robot Picture-Based Merchandise for sale in Japan, and TakaraTomy accordingly agrees that neither TakaraTomy nor its customers will place any Robot Picture Based-Merchandise on-shelf or otherwise for sale in Japan before June 2, 2007, unless otherwise expressly agreed upon in writing between the parties. For all Robot Picture Based-Merchandise allocated to TakaraTomy, TakaraTomy shall pay to Hasbro a tool usage fee (“Tool Fee”) equal to * * * * * of TakaraTomy’s “Invoice Price” of Robot Picture Based-Merchandise in Japan, such “Invoice Price” to be defined the same as stated in Paragraph 8(i) of the Initial Agreement and to be payable according to the payment terms stated in Paragraph 9 of the Initial Agreement. For the avoidance of doubt, the Tool Fee is in addition to, and not in limitation of, any other amounts, if any, that TakaraTomy may owe to Hasbro or any other party for the Robot Picture-Based Merchandise.

(e)	For the avoidance of doubt, other than payment of the Tool Fee, TakaraTomy shall not have any fee or royalty obligation to Hasbro arising out of TakaraTomy’s sales of Picture-Based Merchandise, including Robot Picture Based-Merchandise in Japan.

6.	Miscellaneous.

(a)	In this Agreement: (i) the Section headings are for reference purposes only and shall not be deemed to affect the meaning or interpretation of this Agreement; (ii) all Section and Exhibit references are to Sections of, and Exhibits to, this Agreement unless otherwise expressly stated: (iii) the singular shall include the plural and the plural the singular unless the context requires otherwise; and (iv) whenever the words “include”, “includes” or “including” are used, they shall be deemed to be followed by the phrase “without limitation.”

(b)	This Agreement: (i) shall be binding upon each party and its successors (including, in the case of TakaraTomy, Takara Co., Ltd. and Takara Toys Corporation) and assigns; (ii) contains the entire understanding and agreement of the parties (and it incorporates or supersedes all other written or verbal agreements and understandings) with respect to the subject matter; (iii) may be amended or modified only in writing signed by all parties and referring specifically to the Agreement; (iv) shall be deemed severable, and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of any other term or condition hereof; (v) may be executed in English and Japanese versions, provided that English shall be deemed the language of the contract so that the English version shall control inconsistencies, if any, between the English and the Japanese versions; and (vi) may be executed in counterparts, each of which shall be deemed an original but all of which counterparts together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written by signing below.

TOMY COMPANY, LTD.		HASBRO, INC.

By:	s/ Kantaro Tomiyama	By:	/s/ Brian Goldner
Title:	President and CEO	Title:	COO

EXHIBIT A

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

EXHIBIT B

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

THIS MARVEL/TRANSFORMERS ROYALTY AGREEMENT is made as of October 1, 2007 by and between Tomy Company, Ltd., a Japanese corporation with offices at 7-9-10, Tateishi, Katsushika-ku, Tokyo 124-8511, Japan (“Tomy”) and Hasbro, Inc., a Rhode Island corporation with offices at 1011 Newport Avenue, Pawtucket, Rhode Island 02862 USA (“Hasbro”).

RECITALS

Hasbro and Tomy each desire to memorialize their understanding and agreement with respect to royalties payable by Hasbro to Tomy on certain co-branded MARVEL/TRANSFORMERS merchandise.

For the avoidance of doubt, nothing in this Agreement shall be deemed to amend the terms and conditions of the Initial Agreement (as defined in Section 1(a) below) as applied to any TRANSFORMERS branded merchandise other than co-branded MARVEL/TRANSFORMERS merchandise.

TERMS AND CONDITIONS

In consideration of the Recitals, and of the mutual terms and conditions stated below in this Agreement, Tomy and Hasbro hereby agree as follows:

1.	Definitions. Whenever used in this Agreement: (a) “Initial Agreement” shall mean the agreement made as of November 1, 1983 by and between Takara Co., Ltd. (Tomy’s predecessor-in-interest), Takara Toys Corporation and Hasbro Industries, Inc.; and (b) “Invoice Price” shall mean as defined in Paragraph 8(i) of the Initial Agreement

2.	Marvel/Transformers Royalty to Tomy. Hasbro shall pay to Tomy a royalty equal to * * * * * of Hasbro’s Invoice Price of all MARVEL/TRANSFORMERS co-branded transforming robot products manufactured and sold by Hasbro (the “M/T Royalty”). The M/T Royalty shall be payable according to the payment terms stated in Paragraph 9 of the Initial Agreement. For the avoidance of doubt, other than payment of the M/T Royalty in respect of MARVEL/TRANSFORMERS co-branding transforming robot products manufactured and sold by Hasbro, Hasbro shall not have any royalty obligation to Tomy with respect to Hasbro’s manufacture, promotion and/or sales of any MARVEL/TRANSFORMERS co-branded products of whatever nature.

3.	Plans and Samples. Hasbro agrees to render a notice on Tomy stating brief description of MARVEL/TRANSFORMERS co-branded transforming robot products and contemplated launching date thereof within reasonable time after Hasbro officially determines their launch. Hasbro further agrees to provide Tomy with three (3) samples of each SKU of MARVEL/TRANSFORMERS co-branded transforming robot products from the first production run free of charges. For the avoidance of doubt, nothing contained herein shall be construed as granting to Tomy any approval right whatsoever with regard to the subject matter hereof, and Tomy hereby confirms that under no circumstances it will request Hasbro to alter, change, modify or revise Hasbro’s marketing plan or specifications of MARVEL/TRANSFORMERS co-branded transforming robot products.

4.

Miscellaneous. This Agreement: (a) shall be binding upon each party and its predecessors-in-interest and its sucessors-in-interest (including, in case of Tomy, Takara Co., Ltd. and Takara Toys Corporation) and assigns; (b) contains the entire understanding and agreement of the parties (and it incorporates or supersedes all other written or verbal agreements and understandings) with respect to the subject matter; (c) may be amended or modified only in writing signed by all parties and referring specifically to the Agreement; (d) may be executed in English and Japanese versions, provided that

English shall be deemed the language of the contract so that the English version shall control inconsistencies, if any, between the English and the Japanese versions; and (e) may be executed in counterparts, each of which shall be deemed an original but all of which counterparts together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written by signing below.

TOMY COMPANY, LTD.		HASBRO, INC.

BY:	/s/ Kantaro Tomiyama	BY:	/s/ Brian Goldner
	Kantaro Tomiyama		Brian Goldner
	President and CEO		COO

THIS STAR WARS TRANSFORMERS ROYALTY AGREEMENT is made of as November 1, 2006 by and between Tomy Company, Ltd., a Japanese corporation with offices at 7-9-10, Tateishi, Katsushika-ku, Tokyo 124-8511, Japan (“TakaraTomy”) and Hasbro, Inc., a Rhode Island corporation with offices at 1011 Newport Avenue, Pawtucket, Rhode Island 02862 USA (“Hasbro”).

RECITALS

Hasbro and TakaraTomy each desire to memorialize their understanding with respect to royalties payable by Hasbro to TakaraTomy on certain co-branded STAR WARS / TRANSFORMERS merchandise, which understanding and agreement has been in effect since December, 2005 (including between Hasbro and TakaraTomy’s predecessor-in-interest, Takara Co. Ltd).

For the avoidance of doubt, noting in this Agreement shall be deemed to amend the terms and conditions of the Initial Agreement (as defined in Section 1(a) below) as applied to any TRANSFORMERS branded merchandise other than co-branded STAR WARS/TRANSFORMERS merchandise.

TERMS AND CONDITIONS

In consideration of the Recitals, and of the mutual terms and conditions stated below in this Agreement, TakaraTomy and Hasbro hereby agree as follows:

1.	Definitions. Whenever used in this Agreement: (a) “Initial Agreement” shall mean agreement made as of November 1, 1983 by and between Takara Co., Ltd., Takara Toys Corporation and Hasbro Industries, Inc.; and (b) “Invoice Price” shall mean as defined in Paragraph 8(i) of the Initial Agreement.

2.	Star Wars/Transformers Royalty to TakaraTomy. Hasbro shall pay to TakaraTomy a royalty equal to * * * * * of Hasbro’s Invoice Price of all STAR WARS/TRANSFORMERS co-branded transforming robot products manufactured and sold by Hasbro (the “SW/T Royalty”). The SW/T Royalty shall be payable according to the payment terms stated in Paragraph 9 of the Initial Agreement. For the avoidance of doubt, other than payment of the SW/T Royalty in respect of STAR WARS/TRANSFORMERS co-branded transforming robot products manufactured and sold by Hasbro, Hasbro shall not have any royalty obligations to TakaraTomy with respect to Hasbro’s manufacture, promotion and/or sale of any STAR WARS/ TANSFORMERS co-branded products of whatever nature.

3.

Miscellaneous. This Agreement: (a) shall be binding upon each party and its predecessors-in-interest and its successors-in-interest (including, in the case of TakaraTomy, Takara Co., Ltd. and Takara Toys Corporation) and assigns; (b) contains the entire understanding and agreement of the parties (and it incorporates or supersedes all other written or verbal agreements and understanding) with respect to the subject matter; (c) may be amended or modified only in writing signed by all parties and referring specifically to the Agreement; (d)

may be executed in English and Japanese versions, provided that English shall be deemed the language of the contract so that the English version shall control inconsistencies, if any, between the English and the Japanese versions; and (vi) may be executed in counterparts, each of which shall be deemed an original but all of which counterparts together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written by signing below

TOMY COMPANY, LTD.		HASBRO, I NC.

By:	/s/ Kantaro Tomiyama	By:	/s/ Brian Goldner
	Kantaro Tomiyama		Brian Goldner
	President and CEO		COO

AMENDMENT TO AGREEMENT

THIS AMENDMENT, dated as of October 1, 2006 amends that certain Agreement (the “Agreement”), dated as of November 1, 1983, as amended to date, by and between Tomy Company, Ltd., a Japanese corporation with offices at 7-9-10, Tateishi, Katsushika-ku, Tokyo 124-8511, Japan (“Tomy”) and Hasbro, Inc., a Rhode Island corporation with offices at 1011 Newport Avenue, Pawtucket, Rhode Island 02862 USA (“Hasbro”).

NOW, THEREFORE, in consideration of the mutual covenants and understandings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

In the event that, pursuant to mutual agreement between Hasbro and Tomy, Hasbro utilizes product tooling or molds solely owned and controlled by Tomy for the production of Transformer branded robotic toys convertible into the form of separate toy configurations, then Hasbro will pay to Tomy a mold use fee equal to * * * * * of Hasbro’s Net Sales of such products. For purposes of this Amendment, Net Sales shall be defined as Hasbro’s invoice price to its customers less * * * * * of such invoice price. The mold use fee shall be payable by Hasbro together with the royalties otherwise payable with respect to such products pursuant to the Agreement.

All other provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

AGREED TO AND ACCEPTED BY:

TOMY CO., LTD.		HASBRO, INC.

By:	/s/ Kantaro Tomiyama	By:	/s/ Brian Goldner
Date:	January 8, 2008	Date:	January 30, 2008

AMENDMENT

THIS AMENDMENT, dated as of March 1, 2005 amends that certain License Agreement (the “Agreement”), dated as of November 1, 1983, as amended to date, by and between Takara Co., LTD. (“Takara”), on the one hand, and Hasbro, Inc. and Hasbro International, Inc. (collectively, “Hasbro”) on the other hand.

WHEREAS, the parties wish to set forth specific agreements with respect to the development of a TRANSFORMERS-related property, currently entitled “CYBERTRON” (the “Property”);

NOW, THEREFORE, in consideration of the mutual covenants and understandings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Product Development

The parties shall jointly participate in the development of the Property and products based on the Property (“Products”). The parties have agreed upon a budget for out-of-pocket development expenses for the Property equal to * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * as more fully described in Schedule 1 attached hereto. The parties shall share such out-of-pocket development costs up to the amount set forth in this paragraph as follows: Hasbro – * * * * * and Takara – * * * * *. No additional development expenses shall be incurred unless and until the parties agree upon such additional expenses. In the event that out-of-pocket costs exceed the estimates set forth on Schedule 1, Takara will present revised estimates to Hasbro and the parties shall jointly decide on whether to incur such additional expenses. Takara shall pay for all development costs and shall send invoices to Hasbro for Hasbro’s share of such development costs as the costs are incurred. Hasbro will pay its share of the development costs to Takara within thirty (30) days after receipt of an invoice. Notwithstanding the foregoing, the parties also agree to share development expenses incurred by Hasbro in connection with the preparation of Products for manufacturing, including without limitation paintmaster samples, as follows: Hasbro – * * * * * and Takara – * * * * *. Takara will pay its share of such development expenses to Hasbro within thirty (30) days after receipt of an invoice therefor or, at Hasbro’s option, Hasbro may offset such amounts against the reimbursement of development expenses otherwise payable to Takara by Hasbro.

2.	Tooling

The parties agree that they shall share tooling costs associated with Products which both Takara and Hasbro market in their respective territories, such cost sharing to be on the following basis: Hasbro – * * * * * and Takara – * * * * *. In the event that Takara notifies Hasbro in writing, prior to incurring any tooling costs with respect to a particular Product, that Takara shall not market such Product in Takara’s territory, and Hasbro wishes to proceed with such tooling, Hasbro shall be responsible for the entire direct cost of such tooling. If at any time thereafter, Takara wishes to market in its territory such Product for which Hasbro has paid for all of the direct tooling cost, the parties will negotiate in good faith for an appropriate reimbursement to Hasbro to cover Takara’s share of the tooling cost. The parties have agreed upon a budget for out-of-pocket tooling expenses equal to * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * as more fully described in Schedule 1 attached hereto. No additional tooling expenses shall be incurred unless and until the parties agree upon such additional expenses. In the event that out-of-pocket costs exceed the estimates set forth on Schedule 1, or in the event that Hasbro desires that additional tooling be developed in order to provide additional capacity for Products to be distributed by Hasbro, Takara will present revised estimates to Hasbro and the parties shall jointly decide on whether to incur such additional expenses. Such tooling shall be jointly owned by Hasbro and Takara in proportion to each party’s share of investment as described in this Paragraph 2. Takara shall pay for all tooling costs and shall send invoices to Hasbro for Hasbro’s share of such tooling costs as the costs are incurred. Hasbro will pay its share of the tooling costs to Takara within thirty (30) days after receipt of an invoice.

3.	Product Shipment

If the Products are designed to change form or “transform”, Takara shall arrange for the manufacturing of the Products and shall manage the manufacturing process for all Products (unless otherwise agreed by the parties), subject to Hasbro’s rights of approval and disapproval. The parties shall allocate finished product between them based on each party’s agreed upon good faith forecast for sales of such products, or if no such allocation has been agreed upon, based on an allocation of * * * * * to Hasbro and * * * * * to Takara. Schedule 2 attached hereto sets forth a production schedule for the Products. Takara shall use its best efforts to ensure that the Products are delivered in accordance with such production schedule.

4.	Programming and Videogram

(a)	The parties shall jointly develop fifty-two (52) episodes of television programming for the Property (the “Series”). The programming costs for development the Series, to completion of the Japanese master by the Japanese production studio, are budgeted to be * * * * * per episode (the “Programming Costs”). The parties agree that they shall share such Programming Costs on the following basis: Hasbro – * * * * * and Takara – * * * * *. Hasbro’s share of the Programming Costs per episode shall be payable on the following schedule: Episodes 1 – 13 due on October 31, 2004; episodes 14 – 26 due on January 31, 2005; episodes 27 – 39 due on July 31, 2005 and episodes 40 – 52 due on December 31, 2005. Hasbro will be responsible for dubbing the Series into English provided that, in the event that Takara wishes to utilize in its territory, as described in Paragraph 4(i) below, the version of the Series that has been dubbed into English, the parties will negotiate a reasonable compensation to be paid to Hasbro as reimbursement for a share of dubbing-related expenses. No additional Programming Costs shall be incurred unless and until the parties agree upon such additional expenses. In the event that Programming Costs exceed the amount specified above in this Paragraph, Takara will present revised estimates to Hasbro and the parties shall jointly decide on whether to incur such additional expenses.

(b)	Takara will manage the programming development process for the Series; provided that Hasbro and Takara will jointly agree upon and provide creative direction to GONZO Digimation, or such other program developer as may be mutually selected by Hasbro and Takara (the “Producer”). Takara shall ensure that the animation for the Series is consistent with the “Character Appearances” attached hereto as Schedule 3. Takara shall ensure that the quality of the animation and computer graphic imaging for the Series will be of a quality at least equal to that of Transformers-Armada”; provided that in addition to such quality standard, the Series shall utilize high quality computer graphic imagery (“CGI”) for all robots and transformation sequences, but may utilize two dimensional animation for human characters and scenic backgrounds. The Series shall also contain a materially greater number of action sequences than that shown in the “Transformers Armada” series. CGI will comprise at least one-half the screen time of each episode of the Series with the length and expression of characters transformation sequences increased over those appearing in the “Transformers Armada” series.

(c)	Takara will ensure that all episodes of the Series are delivered to Hasbro in order to be dubbed into English in accordance with the delivery schedule set forth on Schedule 4 attached hereto

(d)	Hasbro shall have the unlimited right to use and sublicense all graphic elements, footage, sound and other elements of the Series worldwide, except for the countries granted to Takara and listed in subparagraph (h) below.

(e)	Hasbro shall have right of approval and disapproval over all elements of the Series including, without limitation, storyline, graphic animation, style and character descriptions and the elements described in subparagraph (f) below.

(f)	The approval process for the Series shall include the following steps and such other steps to which Takara, Hasbro and the Producer may mutually agree:

(i)	The Producer shall submit to Hasbro the plot/storyline of each episode. Hasbro shall endeavor to return comments to the Producer within two (2) business days after receipt of submission.

(ii)	The Producer shall submit to Hasbro the world designs and character designs for each episode. Hasbro shall endeavor to return comments to the Producer within two (2) business days after receipt of submission.

(iii)	The Producer shall submit to Hasbro the program synopsis for each episode. Hasbro shall endeavor to return comments to the Producer within two (2) business days after receipt of submission.

(iv)	The Producer shall submit to Hasbro the script for each episode. Hasbro shall endeavor to return comments to the Producer within five (5) business days after receipt of submission.

(v)	The Producer shall submit to Hasbro the program storyboards for the first six episodes. Hasbro shall endeavor to return comments to the Producer within two (2) business days after receipt of submission.

(vi)	The Producer shall create a sizzle animation and submit all such animation to Hasbro for approval of the animation style. Hasbro shall have final approval over the animation style.

(vii)	Hasbro shall have final approval over each episode of the Series.

(viii)	Hasbro shall have final approval over the story line.

(ix)	Producer shall submit to Hasbro 300dpi resolution still images of no fewer than twenty-five (25) key characters, without background, in both robot and vehicle modes, which will be extracted from the television scenes upon Hasbro’s instruction and prepared as a Photoshop file by Producer.

(x)	Producer shall provide to Hasbro no later than September 30, 2004 an animated sequence from the Series that is one (1) to five (5) minutes in length.

(g)	The Series and the trailer (including all copyrights therein and thereto or, in the case of music used in the Series, licensed rights therein and thereto except for the opening and ending theme music) shall be owned jointly by Hasbro and Takara for use, distribution and exhibition by each party in their respective territories, as set forth in Paragraph (h) below. For the avoidance of doubt, neither the copyrights nor the licensed rights include, in the case of Hasbro, the right to use the opening and ending Japanese theme music or, in the case of Takara, the right to use the opening and ending English theme music.

(h)	Hasbro shall have exclusive worldwide distribution and exhibition rights to the Series, including program and videogram distribution and exhibition, except that Takara shall have program and videogram distribution and exhibition rights in the following countries: Japan, Korea, Taiwan, Hong Kong, Malaysia, Indonesia, Thailand, Philippines and Singapore. Notwithstanding the above, if the Series has not been placed with a mutually acceptable network and begun broadcast in any of the countries specifically listed in this Paragraph (h) by November 30, 2008, then the rights for such non-broadcasting country(s) shall immediately revert to Hasbro.

(i)	Hasbro shall have exclusive worldwide distribution rights for all toys, games, and computer, video and other types of interactive game products based on the Property except that Takara shall retain exclusive distribution rights for such products in Japan and exclusive distribution rights for such products other than computer, video and other types of interactive game products in Korea.

(j)	Hasbro shall have exclusive worldwide distribution rights for all other products based on the Cybertron Property except that Takara shall retain exclusive distribution rights for such products in Japan.

(k)	Hasbro and Takara shall work together to agree on and implement a TRANSFORMERS copyright ownership structure that facilitates each party’s exploitation and enforcement in their respective Territories, including that Takara shall take the steps necessary to implement the agreed copyright ownership structure with GONZO Digimation and the sub-contractors of GONZO Digimation that work on the audio-visual content (including all music except for the opening and ending theme music) of TRANSFORMERS Cybertron.

5.	Other Provisions

All other provisions of the Agreement shall remain unchanged and in full force and effect.

AGREED TO AND ACCEPTED BY:

TAKARA CO., LTD.		HASBRO, INC.

By:	/s/ Keita Satoh	By:	/s/ Brian Goldner
Date:	March 14, 2005	Date:	March 3, 2005

HASBRO INTERNATIONAL, INC.

		By:	/s/ David D.R. Hargreaves
		Date:	March 3, 2005

SCHEDULE 1: Budgeted Costs

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SCHEDULE 2: Production Schedule

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SCHEDULE 3

Character Appearances

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SCHEDULE 4: Programming Delivery Schedule

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

AMENDMENT

THIS AMENDMENT, dated as of February 24, 2004 amends that certain License Agreement (the “Agreement”), dated as of November 1, 1983, as amended to date, by and between Takara Co., LTD. (“Takara”), on the one hand, and Hasbro, Inc. and Hasbro International, Inc. (collectively, “Hasbro”) on the other hand.

WHEREAS, the parties wish to set forth specific agreements with respect to the development of a TRANSFORMERS-related property, currently entitled “ENERGON” (the “Property”);

NOW, THEREFORE, in consideration of the mutual covenants and understandings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Product Development

The parties shall jointly participate in the development of the Property and products based on the Property (“Products”). The parties have agreed upon a budget for out-of-pocket development expenses for the Property equal to * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * as more fully described in Schedule 1 attached hereto. The parties shall share such out-of-pocket development costs up to the amount set forth in this paragraph as follows: Hasbro – * * * * * and Takara – * * * * *. No additional development expenses shall be incurred unless and until the parties agree upon such additional expenses. In the event that out-of-pocket costs exceed the estimates set forth on Schedule 1, Takara will present revised estimates to Hasbro and the parties shall jointly decide on whether to incur such additional expenses. Takara shall pay for all development costs and shall send invoices to Hasbro for Hasbro’s share of such development costs as the costs are incurred. Hasbro will pay its share of the development costs to Takara within thirty (30) days after receipt of an invoice. Notwithstanding the foregoing, the parties also agree to share development expenses incurred by Hasbro in connection with the preparation of Products for manufacturing, including without limitation paintmaster samples, as follows: Hasbro – * * * * * and Takara – * * * * *. Takara will pay its share of such development expenses to Hasbro within thirty (30) days after receipt of an invoice therefor or, at Hasbro’s option, Hasbro may offset such amounts against the reimbursement of development expenses otherwise payable to Takara by Hasbro.

2.	Tooling

The parties agree that they shall share tooling costs associated with Products which both Takara and Hasbro market in their respective territories, such cost sharing to be on the following basis: Hasbro – * * * * * and Takara – * * * * *. In the event that Takara notifies Hasbro in writing, prior to incurring any tooling costs with respect to a particular Product, that Takara shall not market such Product in Takara’s territory, and Hasbro wishes to proceed with such tooling, Hasbro shall be responsible for the entire direct cost of such tooling. If at any time thereafter, Takara wishes to market in its territory such Product for which Hasbro has paid for all of the direct tooling cost, the parties will negotiate in good faith for an appropriate reimbursement to Hasbro to cover Takara’s share of the tooling cost. The parties have agreed upon a budget for out-of-pocket tooling expenses equal to * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * as more fully described in Schedule 1 attached hereto. No additional tooling expenses shall be incurred unless and until the parties agree upon such additional expenses. In the event that out-of-pocket costs exceed the estimates set forth on Schedule 1, or in the event that Hasbro desires that additional tooling be developed in order to provide additional capacity for Products to be distributed by Hasbro, Takara will present revised estimates to Hasbro and the parties shall jointly decide on whether to incur such additional expenses. Such tooling shall be jointly owned by Hasbro and Takara in proportion to each party’s share of investment as described in this Paragraph 2. Takara shall pay for all tooling costs and shall send invoices to Hasbro for Hasbro’s share of such tooling costs as the costs are incurred. Hasbro will pay its share of the tooling costs to Takara within thirty (30) days after receipt of an invoice.

3.	Product Shipment

If the Products are designed to change form or “transform”, Takara shall arrange for the manufacturing of the Products and shall manage the manufacturing process for all Products (unless otherwise agreed by the parties), subject to Hasbro’s rights of approval and disapproval. The parties shall allocate finished product between them based on each party’s agreed upon good faith forecast for sales of such products, or if no such allocation has been agreed upon, based on an allocation of * * * * * to Hasbro and * * * * * to Takara. Schedule 2 attached hereto sets forth a production schedule for the Products. Takara shall use its best efforts to ensure that the Products are delivered in accordance with such production schedule.

4.	Programming and Videogram

(a)	The parties shall jointly develop fifty-two (52) episodes of television programming for the Property (the “Series”). The programming costs for development the Series, to completion of the Japanese master by the Japanese production studio, are budgeted to be * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * per episode for the first half of the Series (i.e. episode #1 to #26), and * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * per episode for the latter half of the Series (i.e. episode #27 to #52) per episode (the “Programming Costs”). The parties agree that they shall share such Programming Costs on the following basis: Hasbro – * * * * * and Takara – * * * * *. In the event that Takara wishes to utilize in its territory, as described in Paragraph 4(i) below, the version of the Series that has been dubbed into English, the parties will negotiate a reasonable compensation to be paid to Hasbro as reimbursement for a share of dubbing-related expenses. No additional Programming Costs shall be incurred unless and until the parties agree upon such additional expenses. In the event that Programming Costs exceed the amount specified above in this Paragraph, Takara will present revised estimates to Hasbro and the parties shall jointly decide on whether to incur such additional expenses.

(b)	Takara will manage the programming development process for the Series; provided that Hasbro and Takara will jointly agree upon and provide creative direction to We’ve, or such other program developer as may be mutually selected by Hasbro and Takara (the “Producer”). Takara shall ensure that the animation for the Series is consistent with the “Character Appearances” attached hereto as Schedule 3. Takara shall ensure that the quality of the animation and computer graphic imaging for the Series will be of a quality at least equal to that of ”Transformers-Armada; provided that in addition to such quality standard, the Series shall utilize high quality computer graphic imagery (“CGI”) for all robots and transformation sequences, but may utilize two dimensional animation for human characters and scenic backgrounds. The Series shall also contain a materially greater number of action sequences than that shown in the “Transformers Armada” series. CGI will comprise at least one-half the screen time of each episode of the Series with the length and expression of characters transformation sequences increased over those appearing in the “Transformers Armada” series.

(c)	Takara will ensure that all episodes of the Series are delivered to Hasbro in order to be dubbed into English in accordance with the delivery schedule set forth on Schedule 4 attached hereto

(d)	Hasbro shall have the unlimited right to use and sublicense all graphic elements, footage, sound and other elements of the Series worldwide, except for the countries granted to Takara and listed in subparagraph (h) below.

(e)	Hasbro shall have right of approval and disapproval over all elements of the Series including, without limitation, storyline, graphic animation, style and character descriptions and the elements described in subparagraph (f) below.

(f)	The approval process for the Series shall include the following steps and such other steps to which Takara, Hasbro and the Producer may mutually agree:

(i)	The Producer shall submit to Hasbro the plot/storyline of each episode. Hasbro shall endeavor to return comments to the Producer within two (2) business days after receipt of submission.

(ii)	The Producer shall submit to Hasbro the world designs and character designs for each episode. Hasbro shall endeavor to return comments to the Producer within two (2) business days after receipt of submission.

(iii)	The Producer shall submit to Hasbro the program synopsis for each episode. Hasbro shall endeavor to return comments to the Producer within two (2) business days after receipt of submission.

(iv)	The Producer shall submit to Hasbro the script for each episode. Hasbro shall endeavor to return comments to the Producer within five (5) business days after receipt of submission.

(v)	The Producer shall submit to Hasbro the program storyboards for the first six episodes. Hasbro shall endeavor to return comments to the Producer within two (2) business days after receipt of submission.

(vi)	The Producer shall create animation and submit all such animation to Hasbro for approval.

(vii)	Hasbro shall have final approval over each episode of the Series.

(viii)	Hasbro shall have final approval over the story line.

(g)	The Series and the trailer shall be owned jointly by Hasbro and Takara for use, distribution and exhibition by each party in their respective territories, as set forth in Paragraph (h) below.

(h)	Hasbro shall have exclusive worldwide distribution and exhibition rights to the Series, including program and videogram distribution and exhibition, except that Takara shall have program and videogram distribution and exhibition rights in the following countries: Japan, Korea, Taiwan, Hong Kong, Malaysia, Indonesia, Thailand, Philippines and Singapore.

(i)	Hasbro shall have exclusive worldwide distribution rights for all toys, games, and computer, video and other types of interactive game products based on the Property except that Takara shall retain exclusive distribution rights for such products in Japan and exclusive distribution rights for such products other than computer, video and other types of interactive game products in Korea.

(j)	Hasbro shall have exclusive worldwide distribution rights for all other products based on the Energon Property except that Takara shall retain exclusive distribution rights for such products in Japan, Korea, Taiwan, Hong Kong, Malaysia, Indonesia, Thailand, Philippines and Singapore.

5.	Other Provisions

All other provisions of the Agreement shall remain unchanged and in full force and effect.

AGREED TO AND ACCEPTED BY:

TAKARA CO., LTD.		HASBRO, INC.

By:	/s/ Keita Satoh	By:	/s/ Brian Goldner
Date:	2/13/04	Date:	2/24/04

HASBRO INTERNATIONAL, INC.

		By:	/s/ David D. R. Hargreaves
		Date:	2/24/04

SCHEDULE 1: Budgeted Costs

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SCHEDULE 2: Production Schedule

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SCHEDULE 3

Character Appearances

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SCHEDULE 4: Programming Delivery Schedule

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

January 24, 2004

Takara Co., Ltd.

No. 19-16, Aoto 4-chome

Katsushika-ku, Tokyo

Japan

Re:	Transformers Alternators – Subaru

In connection with our November 1, 1983 License Agreement, as amended (the “Agreement”), the following terms shall apply to Transformers vehicles/robots based on the “Subaru” brand of automobiles. Please sign below if you agree with the following:

1. Takara represents that it has obtained all rights necessary to (a) manufacture Transformers toys using trademarks of SUBARU and IMPREZA and designs worldwide (“Subaru Transformers”) and (b) sell Subaru Transformers to Hasbro for resale and/or distribution in all territories where Hasbro currently has rights to sell Transformers products. Takara represents that it has obtained such rights through March 31, 2006. Takara shall obtain all required product approvals from Subaru.

2. On all sales of Subaru Transformers to its customers, Hasbro shall pay Takara a royalty as follows: (a) * * * * * of Hasbro’s Net Sales (as defined in the Agreement) for Takara’s account (the “Takara Royalty”) and (b) * * * * * of Hasbro’s Net Sales (as defined in the Agreement) for Subaru’s account (the “Subaru Royalty”). Takara shall pay the Subaru Royalty to Subaru. Takara shall ensure that Hasbro has not obligation to make any payments directly to Subaru or its affiliates for such sales.

3. Hasbro shall have no minimum guarantees or advances relating to Subaru Transformers payable to either Takara or Subaru.

4. Hasbro shall submit royalty reports to Takara on sales of Subaru Transformers on Hasbro’s standard reporting schedule and forms. Hasbro shall not be required to submit any reports to Subaru.

All other terms of the Agreement shall remain in full force and effect.

Sincerely,

/s/ Brian Goldner
Brian Goldner
President, U.S. Toy Segment
Hasbro, Inc.

Agreed:

Takara Co. Ltd.

By:	/s/ Keita Satoh
Name:	Keita Satoh

AMENDMENT

THIS AMENDMENT, dated as of January 10, 2002 amends that certain License Agreement (the “Agreement”), dated as of November 1, 1983, as amended to date, by and between Takara Co., LTD. (“Takara”), on the one hand, and Hasbro, Inc. and Hasbro International, Inc. (collectively, “Hasbro”) on the other hand.

WHEREAS, the parties wish to set forth specific agreements with respect to the development of a TRANSFORMERS-related property, currently entitled “ARMADA” (the “Property”);

NOW, THEREFORE, in consideration of the mutual covenants and understandings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Product Development

The parties shall jointly participate in the development of the Property and products based on the Property (“Products”). The parties have agreed upon a budget for out-of-pocket development expenses for the Property equal to * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * as more fully described in Schedule 1 attached hereto. The parties shall share such out-of-pocket development costs up to the amount set forth in this paragraph as follows: Hasbro – * * * * * and Takara – * * * * *. No additional development expenses shall be incurred unless and until the parties agree upon such additional expenses. In the event that out-of-pocket costs exceed the estimates set forth on Schedule 1, Takara will present revised estimates to Hasbro and the parties shall jointly decide on whether to incur such additional expenses. Takara shall pay for all development costs and shall send invoices to Hasbro for Hasbro’s share of such development costs as the costs are incurred. Hasbro will pay its share of the development costs to Takara within thirty (30) days after receipt of an invoice. Notwithstanding the foregoing, the parties also agree to share development expenses incurred by Hasbro in connection with the preparation of Products for manufacturing, including without limitation paintmaster samples, as follows: Hasbro – * * * * * and Takara – * * * * *. Takara will pay its share of such development expenses to Hasbro within thirty (30) days after receipt of an invoice therefor or, at Hasbro’s option, Hasbro may offset such amounts against the reimbursement of development expenses otherwise payable to Takara by Hasbro.

2.	Tooling

The parties agree that they shall share tooling costs associated with Products which both Takara and Hasbro market in their respective territories, such cost sharing to be on the following basis: Hasbro – * * * * * and Takara – * * * * *. In the event that Takara notifies Hasbro in writing, prior to incurring any tooling costs with respect to a particular Product, that Takara shall not market such Product in Takara’s territory, and Hasbro wishes to proceed with such tooling, Hasbro shall be responsible for the entire direct cost of such tooling. If at any time thereafter, Takara wishes to market in its territory such Product for which Hasbro has paid for all of the direct tooling cost, the parties will negotiate in good faith for an appropriate reimbursement to Hasbro to cover Takara’s share of the tooling cost. The parties have agreed upon a budget for out-of-pocket tooling expenses equal to * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * as more fully described in Schedule 1 attached hereto. No additional tooling expenses shall be incurred unless and until the parties agree upon such additional expenses. In the event that out-of-pocket costs exceed the estimates set forth on Schedule 1, or in the event that Hasbro desires that additional tooling be developed in order to provide additional capacity for Products to be distributed by Hasbro, Takara will present revised estimates to Hasbro and the parties shall jointly decide on whether to incur such additional expenses. Hasbro shall have full ownership and control of such tooling in perpetuity subject to each party’s share of production as described below in Paragraph 3. Takara shall pay for all tooling costs and shall send invoices to Hasbro for Hasbro’s share of such tooling costs as the costs are incurred. Hasbro will pay its share of the tooling costs to Takara within thirty (30) days after receipt of an invoice.

3.	Product Shipment

If the Products are designed to change form or “transform”, Takara shall arrange for the manufacturing of the Products and shall manage the manufacturing process for all Products (unless otherwise agreed by the parties), subject to Hasbro’s rights of approval and disapproval. The parties shall allocate finished product between them based on each party’s agreed upon good faith forecast for sales of such products, or if no such allocation has been agreed upon, based on an allocation of * * * * * to Hasbro and * * * * * to Takara. Schedule 2 attached hereto sets forth a production schedule for the Products. Takara shall use its best efforts to ensure that the Products are delivered in accordance with such production schedule.

4.	Programming and Videogram

(a)	The parties shall jointly develop fifty-two (52) episodes of television programming for the Property (the “Series”). The programming costs for development the Series, to completion of the Japanese master by the Japanese production studio, are budgeted to be * * * * * * * * * * * * * * * * * * * * per episode (the “Programming Costs”). The parties agree that they shall share such Programming Costs on the following basis: Hasbro – * * * * * and Takara – * * * * *. In the event that Takara wishes to utilize in its territory, as described in Paragraph 4(i) below, the version of the Series that has been dubbed into English, the parties will negotiate a reasonable compensation to be paid to Hasbro as reimbursement for a share of dubbing-related expenses. No additional Programming Costs shall be incurred unless and until the parties agree upon such additional expenses. In the event that Programming Costs exceed the amount specified above in this Paragraph, Takara will present revised estimates to Hasbro and the parties shall jointly decide on whether to incur such additional expenses.

(b)	Takara will manage the programming development process for the Series; provided that Hasbro and Takara will jointly provide creative direction to Aeon, or such other program developer as may be mutually selected by Hasbro and Takara (the “Producer”). Takara shall ensure that the animation for the Series is consistent with the “Programming Objectives” attached hereto as Schedule 3. Takara shall ensure that the quality of the animation and computer graphic imaging for the Series will be of a quality at least equal to that of “Web Driver.”

(c)	Takara will ensure that all episodes of the Series are delivered to Hasbro in order to be dubbed into English in accordance with the delivery schedule set forth on Schedule 4 attached hereto

(d)	Hasbro shall have the unlimited right to use and sublicense all graphic elements, footage, sound and other elements of the Series worldwide, except for the countries granted to Takara and listed in subparagraph (i) below.

(e)	Hasbro shall have right of approval and disapproval over all elements of the Series including, without limitation, storyline, graphic animation, style and character descriptions and the elements described in subparagraph (g) below.

(f)	The approval process for the Series shall include the following steps and such other steps to which Takara, Hasbro and the Producer may mutually agree:

(i)	The Producer shall submit to Hasbro the plot/storyline of each episode.

(ii)	Hasbro shall endeavor to return comments to the Producer within two (2) business days after receipt of submission.

(iii)	The Producer shall submit to Hasbro the program synopsis for each episode.

(iv)	Hasbro shall endeavor to return comments to the Producer within two (2) business days after receipt of submission.

(v)	The Producer shall submit to Hasbro the script for each episode.

(vi)	Hasbro shall endeavor to return comments to the Producer within five (5) business days after receipt of submission.

(vii)	The Producer shall create animation and submit all such animation to Hasbro for approval.

(viii)	Hasbro shall have final approval over each episode of the Series.

(g)	Takara shall ensure that the Producer creates a trailer for the Series of at least two (2) minutes in length, which trailer shall be subject to Hasbro’s approval and may be used by Hasbro in perpetuity.

(h)	The Series and the trailer shall be owned jointly by Hasbro and Takara for use, distribution and exhibition by each party in their respective territories, as set forth in Paragraph (j) below.

(i)	Hasbro shall have exclusive worldwide distribution and exhibition rights to the Series, including program and videogram distribution and exhibition, except that Takara shall have program and videogram distribution and exhibition rights in the following countries: Japan, Korea, Taiwan, Hong Kong, Malaysia, Indonesia, Thailand, Philippines and Singapore.

(j)	Hasbro shall have exclusive worldwide distribution rights for all toys, games, and computer, video and other types of interactive game products based on the Property except that Takara shall retain exclusive distribution rights for such products in Japan and exclusive distribution rights for such products other than computer, video and other types of interactive game products in Korea.

(k)	Hasbro shall have exclusive worldwide distribution rights for all other products based on the Armada Property except that Takara shall retain exclusive distribution rights for such products in Japan, Korea, Taiwan, Hong Kong, Malaysia, Indonesia, Thailand, Philippines and Singapore.

5.	Other Provisions

All other provisions of the Agreement shall remain unchanged and in full force and effect.

AGREED TO AND ACCEPTED BY:

TAKARA CO., LTD.		HASBRO, INC.

By:	/s/ Keita Satoh	By:	/s/ Brian Goldner
Date:	7/7/03	Date:	6/5/03

HASBRO INTERNATIONAL, INC.

		By:	/s/ Barry Nagler
		Date:	6/6/03

SCHEDULE 1: Budgeted Costs

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SCHEDULE 2: Production Schedule

SCHEDULE 3

Programming Objectives

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SCHEDULE 4: Programming Delivery Schedule

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

January 11, 1999

Takara Co., Ltd.

No. 19-16, Aoto 4-chome

Katsushika-Ku, Tokyo

Japan

Attention: Mr. T. Watabiki

RE:	TRANSFORMERS/ANIMORPHS

Dear Watabiki-san:

As you may recall, for quite some time a formal amendment has been pending to confirm the renewal of the November 1, 1983 Agreement (as previously amended) between Takara Co., Ltd. (formerly known as Takara Toys Corporation) and Hasbro, Inc. (formerly known as Hasbro Industries, Inc.) regarding the use of the Transformers property. In the meanwhile, additional issues and circumstances have arisen, so I am writing for the purpose of dealing with all such matters at once.

As you know, Hasbro, Inc. has entered into a license agreement with Scholastic, Inc. for the right to sell products based on the “Animorphs” property, which involves a group of children characters that “morph” into animals. It has been agreed that, insofar as Hasbro, Inc. shall market and sell (or shall have marketed and sold) products based on the Animorphs property in conjunction with its Transformers brand and line of products, Hasbro, Inc. shall pay Takara Co., Ltd. a royalty equal to * * * * * of the Invoice Price of such products (as “Invoice Price” is defined in the Agreement). Such royalty shall be in lieu of any other royalty payable under the Agreement, but would not be subject to the deduction referenced in Paragraph 7 of the January 1, 1995 Amendment to the Agreement, which was intended to assist Hasbro, Inc. in funding new Transformers animation.

In addition to the foregoing, it is hereby acknowledged that Hasbro, Inc. has now paid Takara Co., Ltd. more than the requisite minimum amount of royalties, specified under Paragraph 8 (ii) of the Agreement (as amended under the November 18, 1995 Amendment thereto), so as to guarantee the right of Hasbro, Inc. to a renewal of the Agreement through December 31, 1999. The parties hereby acknowledge renewal of the Agreement through December 31, 1999.

If the foregoing meets with your understanding of our arrangement, kindly so signify by signing in the space indicated below and on the 2 enclosed copies of this letter amendment and returning all copies to me at the letterhead address for final execution by an officer of Hasbro, Inc. Once executed, one copy of the signed amendment will be returned to you for your files.

Please feel free to contact me with any questions.

Very truly yours,

/s/ David D. Dubosky
David D. Dubosky
Managing Attorney, Licensing

AGREED:

TAKARA CO., LTD		HASBRO, INC.

BY:	/s/ Yasuta Satoh,	By:	/s/ Harold P. Gordon
Yasuta Satoh, Chairman

Cc:	George Dunsay, Total Toys
Tom McGrath, Hasbro

TRANSFORMERS LICENSE AGREEMENT

Amendment for 1995 and Beyond

This is an amendment, effective January 1, 1995, to the License Agreement (hereinafter, “Agreement”) dated November 1, 1993, as subsequently amended, between Takara Co., Ltd. (hereinafter, “Takara”), on the one hand, and Hasbro, Inc. and Hasbro International, Inc. on the other hand (hereinafter, collectively, “Hasbro”).

1.	Tooling Ownership.

Inasmuch as Hasbro shall be primarily responsible for the cost of all tooling, created in calendar year 1995 and in each year of the term of the Agreement thereafter, for the manufacture of new products within the line of transformable toy robots known collectively as “Transformers”, it is agreed that Hasbro will have full ownership and control of such tooling, in perpetuity; however, it is understood that any sale of products made with such tooling, whether by Hasbro or a sublicensee, will require the payment of a royalty to Takara, at a rate to be negotiated at that time.

2.	Takara’s Japanese Sales.

It is agreed that Takara shall pay Hasbro a mold use royalty equal to * * * * * of Takara’s Net Sales receipts from sales in Japan of Transformers products (including “Beast Wars”) in 1996 and thereafter which were made using Hasbro’s tooling. This mold use royalty supersedes and replaces the * * * * * mold use fee referenced in Article 6(3) of the June 20, 1985 Amendment to the Agreement, as well as any other arrangement for Takara’s reimbursement for Hasbro’s tooling costs. Hasbro will permit Takara to use and have access to Hasbro’s advertising for such products. Such royalties would be paid on a quarterly basis within (30) days of the end of each calendar quarter, and would be accompanied by a full royalty/sales report. Furthermore, it is expressly agreed that Takara’s use of the Transformers tooling may not interfere in any way with Takara’s ability to fill Hasbro’s orders for Transformers products on a timely basis and to fully comply with Hasbro’s production schedule and target shipping dates. Hasbro’s orders for such products shall be given first priority, both in the use of the tooling and production facilities and with respect to raw materials, and any failure to meet such schedules and deadlines due to the failure to give first priority to filling Hasbro’s orders will be deemed material.

3.	Takara’s Use of Generation 2 Tooling and Advertising.

On a one-time basis only, Hasbro will make its 1993, 1994, and 1995 “Generation 2” Transformers tooling and 1994 Transformers advertising available for Takara’s free use in Japan during calendar year 1995; however, after 1995, any such use would require the payment of a royalty of * * * * * of Takara’s “A” price receipts from sales of such “Generation 2” Transformers products in Japan.

4.	Staffing.

Takara has agreed to add and maintain internal staffing in order to meet the critical December 1995/January 1996 European/U.S. availability dates for a broad array of products for the Transformers re-launch.

5.	Cost Increases.

Once product development has reached the stage known as “Final Takover” (hereinafter, “FTO”), and costing for the products in a given year has been finalized, Hasbro will negotiate with Takara concerning any justified cost increases imposed by the manufacturing vendors.

6.	Takara’s Markup.

It is expressly acknowledged that, in addition to it’s royalty revenues, Takara shall have the right to a reasonable markup over the manufacturing costs in its resale of the products to Hasbro, such markup to be * * * * *. Hasbro shall have access to all vendor cost details and the right to discuss and negotiate concerning such costs with the manufacturing vendors and thereby attempt to lower such costs.

7.	Funding of New Animation.

Takara agrees to assist Hasbro in the funding of new Transformers animation. Such funding would be deducted out of royalties earned by Takara in 1996 and thereafter on all sales in excess of 1995 sales levels, for a total contribution of * * * * * * * * * * * * * * * per episode of animation (for 26 episodes in total), as follows: on all worldwide sales for 1996 and beyond in excess of final 1995 sales levels, * * * * * of Net Sales receipts would be deducted from royalties earned by Takara on that added sales volume. Such deduction from royalties earned shall continue in each year until total deductions to assist in such funding equal * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *. In exchange for Takara’s funding assistance, it is agreed that Takara shall receive rights to air and sell copies of such animation (in any format) in Japan.

8.	Royalty Clarification.

It is acknowledged that Hasbro is not liable for royalties on Close Out Sales. “Close Out Sales” shall be defined as * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *. Furthermore, subject to the deductions specified in Paragraph 7 above, it is understood that the standard royalty for the sale of Transformers products shall be * * * * * of Net Sales receipts.

9.	Sourcing.

Takara is and shall remain the preferred and primary source for all Transformers products. However, in the event that Takara’s quoted price exceeds Hasbro’s target cost, Hasbro will have the right to source that product through an alternate source if such alternate source can provide the product at a price more than * * * * * below Takara’s quoted price; provided, however, * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *.

10.	Manufacture Approval.

Hasbro shall have a right of reasonable approval of any vendor engaged by Takara for the manufacture of Transformers products.

11.	Shipping Delay.

It is understood that, once the on-board-ship date has been agreed upon by the parties at the time of FTO, if Takara, through no fault of Hasbro, is late in shipping the Transformers products, Takara will ship said products at its own expense via such alternate mode of transportation as necessary to meet Hasbro’s delivery schedule, including shipments via air freight. If shipping delays are due to changes by Hasbro in the products after FTO, or the failure of Hasbro to release to Takara materials that are critical to production in a timely fashion, a new schedule will then be agreed upon by the parties, and Takara shall not be liable for the expense of such alternate mode of transportation.

12.	Renewal.

It is agreed that, notwithstanding the level of royalties actually earned by Takara on the sales of Transformers products in 1994 and 1995, the Agreement shall be deemed renewed through December 31, 1996. Furthermore, it is understood that amounts deducted as funding for animation under Paragraph 7 above shall be included for purposes of calculating whether Hasbro has paid Takara the requisite minimum amount of royalties under Paragraph 8(ii) of the Agreement, as amended under the November 18, 1985 Amendment (i.e., U.S. * * * * * annually), to guarantee its rights to additional annual renewals.

13.	All other provisions of the Agreement shall remain unchanged and in full force and effect, including but not limited to those provisions provided for future renewals of the Agreement depending upon sales levels of the Transformers products. The provisions of this Amendment shall survive into any subsequent renewals of the Agreement, except as to provisions which are expressly limited in duration, e.g., the. waiver of minimum sales levels for renewal through December 31, 1996.

AGREED TO AND ACCEPTED BY:

TAKARA CO., LTD.		HASBRO, INC.

By:	/s/ Hirohisa Satoh	By:	/s/ Tom McGrath
Date:	NOV 18 1996	Date:	12/13/96
/s/ Dan D. Owen

HASBRO INTERNATIONAL, INC.

		By:	/s/ Cynthia P. Reed
		Date:	7/1/96

FURTHER AMENDMENT TO AGREEMENT DATED NOVEMBER 1, 1983

AS PREVIOUSLY AMENDED THROUGH SEPTEMBER 8, 1991 (“Agreement”)

BETWEEN TAKARA CO., LTD. (“Takara”) AND

HASBRO, INC./HASBRO INTERNATIONAL, INC. (“Hasbro”)

EFFECTIVE AS OF SEPTEMBER 9, 1991

The Amendment to the Agreement previously signed between Hasbro and Takara effective as of September 8, 1991 (“Amendment”) is hereby modified such that Paragraph 3 of the Amendment is deleted and the following inserted in its place:

3. Notwithstanding Paragraph 5 of the Agreement dated November 1, 1983, Takara has the right to distribute and sell “Transformer-Type Products” (a) through any company owned and/or controlled by Takara anywhere in the world, and (b) through third party importers only in Taiwan, Korea, Thailand, Malaysia, Indonesia, Singapore and Hong Kong.

All other terms and conditions of the Agreement, as previously amended, shall remain in full force and effect.

TAKARA CO., LTD.		HASBRO, INC.

By:	/s/ Hirohisa Satoh	By:	/s/
Its:	Executive Vice President	Its:	President

HASBRO INTERNATIONAL, INC.

		By:	/s/ Norman Walker
		Its:	President

AMENDMENT TO AGREEMENT DATED NOVEMBER 1, 1983,

As Previously Amended (“Agreement”) BETWEEN TAKARA CO., LTD. (“Takara”)

AND HASBRO, INC./HASBRO INTERNATIONAL, INC. (“Hasbro”)

EFFECTIVE AS OF SEPTEMBER 8, 1991

1. Takara and Hasbro will have an annual meeting (April-May; pre-toy Fair Japan) to discuss “Transformer-Type Products” for coordination between the parties hereto. “Transformer-Type Products” means * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *.

2. As between Takara and Hasbro, Takara has the unlimited right to manufacture, distribute, market and sell toy products that are styled as robots which do not transform, change or convert into other items throughout the world.

3. Notwithstanding Paragraph 5 of the Agreement dated November 1,1983, Takara has the right to sell “Transformer-Type Products” in Taiwan, Korea, Thailand, Malaysia, Indonesia, Singapore and Hong Kong direct (a) through any company owned wholly by Takara and (b) through third party importers.

4. (a) At the annual meeting referenced in Paragraph 1 above, Hasbro and Takara will mutually agree which “PRODUCTS” (as defined in the Agreement) molds will be sent to China.

(b) The manufacturing cost for those PRODUCTS manufactured in China for Hasbro and sold outside China anytime after December 31, 1991 will be invoiced by the Chinese factory to Takara, after which Takara will invoice Hasbro or Hasbro’s designated buyer the same invoice price plus * * * * *. In respect of such PRODUCTS sold by Hasbro outside China on or before December 31, 1991, Hasbro will pay Takara a royalty of * * * * * of the “Net Sales” (as defined in the Agreement) of such PRODUCTS.

(c) Once PRODUCT molds are in China, PRODUCTS will be manufactured in the Hasbro joint venture plant for the China market and other world markets.

5. Except as set forth above in Paragraph 4(c), Takara is the exclusive source of “Transformer-Type Products” for Hasbro.

6. The renewal year of the Term commencing November 1, 1990 and ending October 31, 1991 is hereby extended so that the same now ends December 31, 1991. Each renewal year of the Term shall thereafter be on a calendar year basis, commencing January 1 and ending December 31 of each such year.

7. Except as set forth above, all terms and conditions of the Agreement shall remain in full force and effect.

8. The parties hereto shall continue to discuss in good faith the matters which may be brought up from time to time by other party to modify the Agreement.

TAKARA CO., LTD.		HASBRO, INC.

By:	/s/ Hirohisa Satoh	By:	/s/
Its:	Managing Director	Its:	President

HASBRO INTERNATIONAL, INC.

		By:	/s/ Norman Walker
		Its:	President

HASBRO, INC.

OF THE GENERAL COUNSEL

1027 NEWPORT AVENUE

P.O. BOX 1059

PAWTUCKET, RHODE ISLAND 02862-1059 U.S.A

TELEPHONE (401) 727-5757

Fax Number: (401) 727-5089

Telex Number: (230) 6814168

VIA FAX

September 28, 1990

TAKARA CO., LTD.

19-16 4-CHOME

AOTO Katsushika-ku

Tokyo, Japan 125

Attention: Yasuta Satoh, President

RE:	“TRANSFORMERS”

Dear Satoh-san:

This letter will serve to confirm that the License Agreement dated November 1, 1983, as amended, between Takara Co., Ltd. and Hasbro, Inc./Hasbro International, Inc. for the use of the licensed product known as “TRANSFORMERS,” shall be automatically renewed for an additional one year period through November 1, 1991.

All terms and conditions of the Agreement shall remain in full force and effect.

Please feel free to contact me if you have any questions.

Very truly yours,

/s/ David Dubosky
David Dubosky
Counsel

/anc

TAKARA CO., LTD

19-16 Chrome Aoto, Katsushika-ku

Tokyo, Japan 125

Phone: (03) 603-2131

Telex: J28141 TKARATYO

Facs: (03) 603-2180

As of January 1, 1987

HASBRO, INC.

1027 Newport Avenue

P.O. Box 1059

Pawtucket, RI 02862-1059

U.S.A.

RE:	THE TRANSFORMERS, Letter Amendment

Gentlemen:

This letter will serve to confirm our understanding that the Agreement between Takara Co., Ltd. and Hasbro, inc. dated November 1, 1983, as amended July 31, 1984, November 18, 1985, and September 1, 1986, regarding THE TRANSFORMERS TOY product line, is amended such that the Sales Territory described in Paragraph 4 of the Agreement is extended to include all countries of the world, excluding Japan, provided that sales in Italy may be made only through Linea GIG, S.P.A.

All other terms and conditions of the said Agreement shall remain in full force and effect.

If the foregoing accurately sets forth your understanding of our agreement, would you please so signify by signing and returning the enclosed copy of this Letter Amendment.

Sincerely,

TAKARA Co., LTD.

/s/ Yasuta Satoh
Yasuta Satoh
President

Agreed to and Accepted:

HASBRO, INC.

/s/ Donald M. Robbins
Donald M. Robbins
Vice President/General Counsel

CONTINUATION AGREEMENT

THIS AGREEMENT is made and entered into as of the first day of September, 1986, by and between Takara Co., Ltd., a corporation organized and existing under the laws of Japan having its principal office at No. 19-16, 4-Chome, Aoto, Katsushika-ku, Tokyo, Japan (hereinafter “Seller”), Hasbro Inc., a corporation organized and existing under the laws of Rhode island, having its principal office at 1027 Newport Avenue, Pawtucket, Rhode Island 02862, U.S.A. (hereinafter “Buyer”), and Takara Toys Corporation, a corporation organized and existing under the laws of New York, having it principal office at 200 5th Avenue, New York, New York (hereinafter “Takara U.S.”).

WHEREAS Takara Co., Ltd., Takara Toys Corporation, and Hasbro Industries Inc., (a predecessor corporation of Hasbro, Inc.) entered into an Agreement for a term of Three (3) years on November 1, 1983, which term subject to the conditions and obligations set forth in that Agreement, and a Supplemental Agreement of November 18, 1985, would expire on November 1, 1986.

WHEREAS Takara U.S. has executed its obligations pursuant to the terms and conditions of the Agreement and desires to delegate its duties and assign its rights to Seller;

WHEREAS Seller is willing to accept all rights, obligations and responsibilities, if any, of Takara U.S. that are outstanding or are necessary to be performed in the future on any continuation of the Agreement; and

WHEREAS Buyer and Seller desire to extend the term of the Agreement of November 1, 1983, as modified by the Supplemental Agreement of November 18, 1985, for an additional year until the first day of November, 1987 on the same outstanding terms and conditions with Takara U.S. released from the Agreement.

NOW, THEREFORE, in consideration of the following mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

1. The term of the Agreement of November 1, 1983, as modified by the Supplemental Agreement of November 18, 1985, extended for a period of one year from November 1, 1986, to November 1, 1987.

2. Takara U.S., is hereby removed from the extended term of this Continuation Agreement and all rights and duties, if any, existing now or to have been occurred in the future are hereby assumed in full by the Seller.

3. Buyer hereby acknowledges the release of Takara U.S. from any and all obligations to Buyer and agrees to accept in substitute the assumption of those rights and the delegations of those duties to the Seller.

IN WITNESS WHEREOF, the respective parties have affixed their signatures hereto as of the date in this Continuation Agreement first above written.

HASBRO INC.

By:	/s/ Alan G. Hassenfeld

TAKARA CO., LTD.

By:	/s/ Yasuta Satoh

TAKARA TOYS CORPRATION

By:	/s/ Yasuta Satoh

HASBRO, INC.

1027 NEWPORT AVENUE

P.O. BOX 1059

PAWTUCKET, RHODE ISLAND 02862-1059 U.S.A

TELEPHONE (401) 727-5000

TELEX:927-754

May 6, 1986

Mr. K. Okano

Takara Co., Ltd.

No. 19-16, 4-chome, Aoto

Katsushika-ku

Tokyo, Japan

Dear Okano-san:

This letter is to confirm the agreement made between Hasbro and Takara as a result of Hasbro’s purchasing the rights to sell and distribute Transformers in Europe from CEJI.

The basis of the acquisition is that Hasbro agreed to pay CEJI * * * * * * * * * * and has purchased all Diaclone inventory at CEJI’s cost. Takara, in order to help Hasbro defray some of the expenses, has agreed to waive the first * * * * * * * * * * in royalties from the sale of Transformers in Europe.

Should you have any questions concerning the above, or if I can be of further assistance, please let me know.

Sincerely yours,

HASBRO, INC.

/s/ Steven L. Rodyn
Steven L. Rodyn
Director of Special Projects
Office of the President

SLR/sm

cc:	A. Hassenfeld
	D. Robbins	We agree

/s/ Y. Satoh
Y.Satoh: President
Takara Co., Ltd.
Tokyo.

A G R E E M E N T

This Agreement made and entered into this 1st day of January, 1986 by and between TAKARA CO., LTD., a corporation organized and existing under the laws of Japan and having its principal office at 19-16, 4-chome, Aoto, Katsushika-ku, Tokyo, Japan (hereinafter referred to as TAKARA) and HASBRO INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Rhode Island, having its principal office at 1027 New Port Avenue, Pawtucket, Rhode Island 02862, U.S.A. (hereinafter referred to as HASBRO),

WITNESSETH:

WHEREAS, TAKARA and HASBRO have entered into an agreement dated the 1st day of November, 1983, as amended, pursuant to which HASBRO has been granted an exclusive right to sell certain products manufactured by TAKARA (hereinafter referred to as PRODUCTS) in the area provided therein;

WHEREAS, TAKARA has made molds for the PRODUCTS and HASBRO has borne, wholly or partly, the costs for some of the PRODUCTS;

WHEREAS, TAKARA and LINEA GIG S.P.A., an Italian corporation (hereinafter referred to as GIG), intend to enter into an agreement under which TAKARA shall manufacture for and sell to GIG some of the PRODUCTS under the brand “TRANSFORMERS” and/or such other brands as to agreed upon by TAKARA and GIG, such PRODUCTS to be manufactured for and sold to GIG being hereinafter referred to as GIG-PRODUCTS; and

WHEREAS, HASBRO is willing to allow TAKARA to use the molds for the PRODUCTS, for which HASBRO has borne the cost, for the purpose of manufacture for and sale to GIG the GIG-PRODUCTS under the terms and conditions set forth hereinbelow.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Subject to the terms and conditions herein contained, TAKARA shall have the right to use the molds for the PRODUCTS listed in Schedule A attached hereto (hereinafter referred to as MOLDS) for the production and sale of the GIG-PRODUCTS.

2.	TAKARA shall exercise due care to prevent any losses or damages to the MOLDS during the term of this Agreement. TAKARA shall report all cases of losses or damages immediately in writing to HASBRO.

3.	During the term of this Agreement, TAKARA, at its own expense, shall keep and maintain the MOLDS in a good state of repair, normal wear and tear excepted.

4.	In consideration for the grant to TAKARA by HASBRO of the right to use the MOLDS for the production and sale of the GIG-PRODUCTS, TAKARA shall agree that it shall pay to HASBRO the sum of * * * * * of TAKARA’s original price, FOB port of the country in which the GIG-PRODUCTS are manufactured, payable in Japanese Yen within one (1) month from the end of each quarter calendar year by means of TT remittance or bank draft addressed to the bank account designated by HASBRO. In this connection HASBRO shall agree and acknowledge that the price to be charged to GIG by TAKARA shall include the sum equal to * * * * * of TAKARA’s original price as mentioned above.

IN WITNESS WHEREOF, the parties hereunder have caused this Agreement to be executed by their duly authorized officers as of this 1st day of January, of 1986.

TAKARA CO., LTD.

/s/ Yasuta Satoh
Yasuta Satoh
President

HASBRO INDUSTRIES, INC.

/s/ Alan G. Hassenfeld

Schedule “A”

All products under the trademark of “TRANSFORMER” which are to be manufactured by Takara and/or its subsidiaries in the Orient except those products that Hasbro shall not allow to sell GIG.

Territory : ITALY only

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement is made and entered into as of the 18th day of November, 1985, by and between Takara Co., Ltd. (hereinafter “Takara”), Hasbro Inc. (hereinafter “Hasbro”), formerly known as Hasbro Industries, Inc. and Takara Toys Corporation (hereinafter “Takara N.Y.).

WHEREAS, the respective parties wish to modify certain terms of the agreement dated November 1, 1983 (hereinafter “Agreement”) among Takara, Hasbro and Takara N.Y. as follows:

a) The Sales Territory of Paragraph 4 of the Agreement for all the identified Products listed on the Schedule “A” attached to the Agreement and on any other supplemental Schedules signed by the parties hereto and for Products presently being sold pursuant to the Agreement by Hasbro (hereinafter referred to as “Products”) shall be extended to include all countries of the world including Italy (however, limited to sales only through G.I.G.), France (however, subject to the Compagnie General Du Jouet Agreement of May 1, 1984) with the exception of:

(1)	Japan

(2)	Korea

(3)	Taiwan

(4)	People’s Republic of China

The above territories (1) through (4) being reserved to Takara. The territory granted to Hasbro by the Agreement and this Supplemental Agreement shall be hereinafter referred to as “Territory”.

b) Hasbro shall have the right to use, license and sublicense in the Territory and Takara shall have the right to use, license and sublicense in the territories reserved to Takara under Paragraph a) above, any derivative property right including but not limited to copyrights and trademarks on the Products and the packaging designs subject to the terms of the Agreement and this Supplemental Agreement.

c)(i) The right to license and sublicense shall further include the exclusive right to license the appearance, design and derivative works of the Products in television, motion pictures, cassettes, discs, sound recordings, printed publications, non-theatrical productions, and merchandise rights and in connection therewith to change, alter, modify or adopt the Products for such purposes and to obtain copyrights in the results of such modifications in the name of Hasbro or Takara or in the name of any designee of Hasbro or Takara, as the case may be. It is expressly recognized that the creation of such derivative works from the Products in such medium may provide an advertising advantage for the Products to the respective parties and that Hasbro or Takara, where necessary to secure such advertising advantage, shall have the right to assign full rights on behalf of Takara in any such medium copyrights to any third party who requires such an assignment as a precondition to the production of such derivative works. Such audio, audiovisual and/or printed medium copyrights on such derivative works can be assigned for the full life of the copyright registrations regardless of the Term set forth in Paragraph 7 of the Agreement, subject, however, to Hasbro assigning all rights retained by Hasbro, at the date of any termination of the Agreement, to Takara, except with respect to any agreements entered into prior to such termination with respect to the production and/or distribution of motion pictures, television programs or series and related rights.

c) (ii) Notwithstanding the Sales Territory exception of Paragraph a) above, Takara agrees to convey to Hasbro the exclusive right in perpetuity throughout the universe to exhibit any motion pictures in a theatre, on television, by cablecast, by video cassette, video disc, and non-theatrical, subject to Hasbro paying to Takara ***** of the total royalty and/or profit which Hasbro receives from the distribution of a motion picture in Japan, Republic of China, Korea and Taiwan. To permit Hasbro to negotiate with a third party or parties to produce and exhibit a motion picture, Takara, subject to the other conditions of this Supplemental Agreement agrees to execute the attached AGREEMENT ON MOVIE RIGHTS, Exhibit A, which is hereby incorporated by reference into this Supplemental Agreement. Pursuant to the Agreement on Movie Rights, Hasbro has the

exclusive right to retain or assign, in perpetuity throughout the universe, all rights to a movie picture in which production has been contracted for and/or started and/or completed before the termination of the Agreement (subject to the Territorial obligations and restrictions).

d) The television rights (apart from the right to televise the motion picture, if any) herein set forth shall include without limitation, the exclusive right to produce television programming of any nature and in any format, and to broadcast, distribute and exhibit same by any and all means and methods, whether now or hereinafter created. With respect to the reserved territories (1) through (4) of Paragraph a), Takara, and not Hasbro, shall have the exclusive right in perpetuity to broadcast, distribute and exhibit television programming (apart from the right to televise the motion picture, if any) and Hasbro will provide to Takara, free of charge, a copy of the same, and further, Takara has the right to make reproductions of the same for sale for home video use. Hasbro acknowledges that it is not to receive any additional compensation for the aforesaid. Additionally, Hasbro has the exclusive right to retain ownership, in perpetuity through the universe, to all rights to any television program in which production had been contracted for and/or started and/or was completed before the termination of the Agreement (subject to the Territorial obligations and restrictions).

e) For the sole purposes of licensing the derivative property rights, including the motion picture rights, and Hasbro’s creation of television programming, Takara warrants and represents that it has sole and exclusive right to enter into this Supplemental Agreement and to grant the rights herein granted, that the Products are its original creation, that Takara is the sole owner of all rights therein, and that Hasbro’s exercise of any rights granted herein will not violate the rights of any third party, and Takara agrees to defend and indemnify Hasbro, its successors, licensees, sublicensees and assigns, against any and all claims, damages, losses, actions, judgments, liabilities and expenses (including reasonable counsel fees) arising out of or based on the use by Hasbro or its licensees or sublicensees of any of the rights granted to them herein.

f) Takara hereby acknowledges that Hasbro is entering into a license agreement with the Marvel Comics Group (hereinafter “Marvel”) granting Marvel certain rights throughout the world in printed media. Hasbro acknowledges that Marvel shall not be given the right to sell or distribute under such license in the territories reserved to Takara under Paragraph a) above without Marvel first obtaining Takara’s written permission.

g) Takara acknowledges that the revenue from the commercial exploitation of the derivative property rights of the Products resulting from licenses heretofore granted by Hasbro shall, for the term of those licenses, and subject to the Agreement term, continue to be Hasbro’s revenue.

h) In consideration of the expansion of the territories granted to Hasbro hereunder, the parties hereto shall agree that the annual minimum royalty of * * * * * * * * * * as provided in Paragraph 8 (ii) of the Agreement shall be modified to be a minimum royalty of * * * * * * * * * * annually.

i) Except to the extent expressly provided herein, such as the right to assign or license in perpetuity the rights to a motion picture, all of the terms and conditions of the Agreement of November 1, 1983, shall remain in full force and effect.

j) The letter agreement dated March 14, 1985 among Hasbro, Takara and Takara N.Y. shall be replaced with this Supplemental Agreement and rendered null and void.

k) The effective period of this Supplemental Agreement, except as otherwise provided for herein, shall be coterminous with the effective period of the Agreement.

HASBRO, INC.

By	/s/Alfred J. Verrecchia

TAKARA CO., LTD

By	/s/ Yasuta Satoh

TAKARA TOYS CORPORATION

By	/s/ Yasuta Satoh

Exhibit A

AGREEMENT ON MOVIE RIGHTS

WHEREAS, Takara Co., Ltd. (hereinafter “Takara”) and Hasbro Inc. (hereinafter “Hasbro”) wish to authorize Hasbro to be the sole negotiator and authority for the production and exhibition of a motion picture based on the licensed TRANSFORMER characters in accordance with the following:

1) The term “Property” as used herein shall mean the following:

a) The names, titles, characterizations, literary descriptions, artwork and all size representations of all of the characters comprising the line of toys created or manufactured and exploited by Takara and/or Hasbro, their respective affiliates, licensees and agents, known as “TRANSFORMER and all other TRANSFORMER characters” which have heretofore or may hereafter be developed by Takara and/or Hasbro, their respective affiliates, licensees and agents.

b) The names, titles, characterizations, literary descriptions, artwork and all size representations of all fictional locations, fictional conveyances and other devices depicted, contained in and/or relating to the TRANSFORMER line of toys referred to in (a) above.

c) All literary, dramatic, photographic, artwork and physical replications, descriptions and other material relating to the foregoing, and the themes, plots, situations, sequences, pictorial action, dialogue lines, sketches, figurines, models, replicas etc., contained in such line of toys and related materials and any future versions or adaptations thereof.

2. Takara hereby grants to Hasbro, solely, and exclusively the following rights:

a) To make or to authorize other to make motion picture versions, or adaptations, of the Property, or any part thereof, and to produce one or more silent, sound and talking dialogue and/or musical motion pictures (which term shall include reproduction by video recordings) (including, without limitation, remakes, sequels, serials and series of two (2) or more episodes) of any type now known or hereafter to be known of any length, whether shown in one or more parts, based upon or adapted in whole or in part from the Property, or any part thereof, or any versions or adaptations (all such motion pictures, photoplays, versions or adaptations being hereinafter included and embraced in the expression “motion picture versions”), said right shall include the right to license or assign in perpetuity throughout the universe the full rights to any motion picture versions to any third party;

b) To adapt, use, dramatize, arrange, change, vary, modify, alter, transpose and make musical and non-musical motion picture versions of the Property, or any part thereof, and to add to, interpolate in and subtract or omit from the Property characters, language, plot, theme, scenes, incidents, situations, action, titles, dialogue, songs, music and lyrics and to translate any of the foregoing into all languages; to include in such motion pictures and sound records such language, speech, songs, music, lyrics, dancing, choreography, sound, sound effects, action, situations, scenes, plot, dialogue, incidents, characters, characterizations, and other material whether or not based upon, or taken from, the Property and/or in conjunction with all or any part of any other work, writings or other materials, or otherwise, as Hasbro or its nominee in its uncontrolled discretion may deem advisable, it being the intention hereof that Hasbro shall have the exclusive, absolute and unlimited right to use the Property, and each and every part thereof, for motion picture purposes in any manner it may, in its uncontrolled discretion, deem advisable with the same force and effect as though Hasbro were the sole author of the Property, specifically including, without limitation, the right to represent and portray any of the characters (including their names, mannerisms, habits, gestures, characterizations, and turns of phrases), situations, bits of business, gags, routines, buildings, locales, backgrounds, dialogue, animals, props, sets, costumes, drawings, designs, photographs, pictures, choreography and all other parts, elements and components contained in the Property, or in any motion picture version or adaptation thereof, in motion pictures, as sequels or otherwise (including serials of two or more episodes), all without in any way being further accountable or liable to Takara for any use which Hasbro or its nominee may make thereof for any of the uses or purposes aforesaid, and Takara hereby waives the benefits of any provision of law or right known as “droit moral”, or any similar laws, and agrees not to institute, support, maintain or authorize any action or lawsuit on the ground that any motion pictures or sound records produced therefrom authorized by this Agreement in any way constitutes any infringement or violation of any law or right such as “droit moral” or a defamation or mutilation of any part thereof, or that Hasbro’s use constitutes or contains unauthorized variations, alterations, modifications, changes or translations;

c) To interpolate in any motion picture songs, lyrics and music of all kinds; to set to music any verse, lyric, prose or part or parts of the Property and any characters thereof, and to use, print, reprint, publish, copy and record by any means and/or method, and sell, license or otherwise exploit any such copy of such music and lyrics or versions or vend such song, music and/or lyrics on any and all reproducing devices now or hereafter known (whether on film, magnetic tape, wire, records or other devices of any kind and whether now or hereafter known) and to perform (for profit or non-profit), arrange, adapt and exploit same throughout the universe and to secure copyright therein everywhere in Hasbro’s name or otherwise, and to use, superimpose and/or photograph lines, scenes, excerpts from or translations of, the title, subtitles, text and dialogue of any motion picture version.

d) To advertise and publicize the title or titles thereof, and all motion picture versions and records and other adaptations and versions, in any manner and through any mediums that Hasbro may desire and, for the purpose thereof, to make, publish and copyright, or cause to be made, published and copyrighted, in any and all languages and in such form as Hasbro may deem advisable, including publication in newspapers, fan magazines, trade periodicals, novelizations, fictionalizations, novels, books, synopsis, summaries, resumes and stories of any such motion picture versions or adaptations, and to use excerpts from, and resumes and summaries of, the Property with or without illustrations, in heralds, programs, booklets, papers, lobby displays, press books, newspapers, magazines and other periodicals, adapted from or suggested by any motion picture versions made pursuant hereto, commercial and all other tie-ups and all other media of advertising and publicity whatsoever, and to copyright the same in the name of Hasbro or its nominees;

e) To produce, issue, reproduce, make, remake, reissue, distribute, exhibit, transmit, project, perform, televise, cablecast, sell, lease, rent, license, exploit, turn to account, dispose of and generally deal in and with, in any other manner or by any method whatsoever, in any and all media, whether now known or hereafter devised, one or more motion picture versions based in whole or in part on the Property, and trailers in connection therewith, including negatives, sound records, positive prints, cassettes and discs and other records thereof, of any size, color or type and any and all by-products of any thereof, in any and all parts of the universe, and to import and export any thereof, or copies thereof, into or out of any place, country or territory without limitation or restriction;

f) To make, publish, copy, vend, license and otherwise use in any manner that Hasbro or its nominee may desire, disc or other sound records, sound on film, cassettes and any and all other mechanical, electrical and any other contrivances or devices of any nature whatsoever, for the recordation and rerecordation of the sound, talking, musical, and any and all other audible portions of the soundtrack of the motion picture based on said Property and any adaptations or versions thereof, and any motion picture versions, or any parts of any of the foregoing, and for the reproduction, transmission, projection and/or performance of any or all such sounds separately or as part of or incidental to or in synchronization with the exhibition or performance thereof, whether such contrivances or devices are now known or are hereafter known, invented or devised;

g) To broadcast by means of television and radio or any process analogous thereto, whether now known or hereafter devised, all or any part of the motion picture versions including any announcements of or concerning said motion picture accomplished through the use of living actors performing simultaneously with such broadcast or transmission.

h) To use the title, titles, names and/or logos by which the Property and the elements of the Property may be now or hereafter known, or any components of any such title or titles and/or logos (i) as the title or titles and/or logos of motion pictures and in connection with the advertising and exploitation thereof, whether such motion pictures are based in whole or in part on the Property or are independent of the Property and (ii) to use such title or titles and/or logos or any components of the same in connection with songs, musical compositions, music or lyrics included in any such motion picture, and in connection with the publication recordation, performance and any other use whatsoever of any thereof, or (iii) to use different titles as the title of such motion pictures;

i) To secure copyright and renewals and extensions thereof (or equivalent protections) in all parts of the universe for such motion picture versions, and any sound records, soundtracks, or recordings in connection therewith, in all places and countries of the world under any now existing or hereafter created laws, regulations or rules, in the name of Hasbro or any other person, firm or corporation;

j) To secure all rights to dramatize, produce and present dramatic versions of the Property on the Spoken Stage with the actors appearing and speaking their respective lines in the immediate presence of the audience; and

k) To write and prepare screenplays, teleplays, treatments, story boards, plans, specifications and designs for motion pictures and sound records produced hereunder, and to cause musical compositions including both original music and words and music outlining or based upon or adapted from all or any part of the Property of any title or titles thereof to be written and composed in motion pictures and sound records produced hereunder and in all other media.

3) All rights granted Hasbro under this Agreement shall be cumulative, and Hasbro may exercise or refrain from exercising any one or more of said rights separately or simultaneously or in connection with any other rights granted to Hasbro hereunder or obtained by Hasbro from other sources, and regardless of whether said rights are granted in the disjunctive or conjunctive.

4) All motion pictures produced hereunder and all elements contained therein, and the literary, dramatic and musical material upon which any of the foregoing are based, and all copyrights and renewals with respect thereto, shall be owned by Hasbro and any third party designated by Hasbro, if any, in perpetuity throughout the universe.

HASBRO, INC.

Date:	By	/s/ Alfred J. Verrecchia

TAKARA CO., LTD.

Date:	By	/s/ Yasuta Satoh

AGREEMENT

This Agreement made and entered into on June 20, 1985 by Takara Co., Ltd. with its office at No. 19-16, Aoto 4-chome, Katsushika-ku, Tokyo 125, Japan (“Takara”) and Hasbro, Inc. with its office at 1027 Newport Avenue, Pawtuket, Rhode Island 02862, U. S. A. (“Hasbro”).

WITNESSETH:

WHEREAS, Takara is manufacturing, among others, certain toy products for the sale of Hasbro under the trademark ‘TRANSFORMER” (such products collectively “Transformers”),

WHEREAS, Takara has started selling the Transformers in Japan,

WHEREAS, the costs of the molds being used by Takara for manufacture of the Transformers are and will continue to be borne by Hasbro, and

WHEREAS, Takara offers to Hasbro to share certain costs of the molds to manufacture the Transformers in view of the fact that Takara will continue the sale of the Transformers in Japan.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein the parties shall hereby agree as follows:

Article 1.	Definition

“Molds” shall mean such molds and tools as to be used by Takara for manufacture of the Transformers for the sale to Hasbro, the costs thereof being initially borne by Hasbro.

Article 2.	Payment for Molds

The half portion of the costs and expenses for the Molds manufactured or obtained by Takara shall be paid from Hasbro to Takara upon replacement of order to manufacture the Molds, and the other half portion of the costs and expenses for the Molds manufactured or obtained by Takara shall be paid from Hasbro to Takara upon completion of the manufacture of the Molds.

Article 3.	Maintenance of Molds

Takara shall keep the Molds in good custody until the durable periods of the respective Molds expire and shall be responsible for the losses and damages caused by fire, theft and other causes attributable to Takara before the expiration of the durable periods.

Article 4.	Ownership of Molds

The ownerships of the Molds shall belong to Hasbro, and Hasbro shall transfer the ownership of the Molds to Takara by written request of Takara upon termination of the AGREEMENT between the parties hereto dated November 1, 1983.

Article 5.	Removal of Molds

Neither party hereto shall move the molds out of Japan without the prior consent of the other party.

Article 6.	Payment by Takara for Molds

(1)	Takara shall hereby agree to pay to Hasbro the amount of * * * * * as the compensation for use of the Molds for the manufacture of such Transformers as listed in the Exhibit A attached hereto and as to be sold in Japan, such amount being payable as follows:

Upon execution of this Agreement	* * * * *

By the end of May, 1986	* * * * *

(2)	Takara shall hereby agree to pay to Hasbro the amount of money equal to * * * * * of the total costs and expenses borne by Hasbro for the manufacture of the Molds to be used for manufacture of such Transformers as listed in the Exhibit B attached hereto, such payment being as the compensation for use by Takara of the Molds for the sale by Takara of such Transformers in Japan and payable as follows:

By the end of each May, August and November, 1986 and February, 1987 one fourth of * * * * * of the said total costs and expenses borne by Hasbro

(3)	Takara shall hereby agree to pay to Hasbro the amount of money equal to * * * * * of the total costs and expenses borne by Hasbro for the manufacture of the Molds to be used for manufacture of such Transformers as to be added based on the mutual agreement by the parties hereto, such payment being as the compensation for use by Takara of the Molds for the sale by Takara of such Transformers in Japan and payable by four equal installments with sixty (60) days from the end of March, June, September and December.

Article 7.	Use of Molds by Takara

(1)	Takara shall have the right to use the Molds referred to in Article 6 hereof for the purpose of manufacture of the Transformers to be sold by Takara in Japan.

(2)	The parties hereto shall from time to time discuss and decide the number of the Transformers to be sold to Hasbro and those to be sold by Takara in Japan.

Article 8.	Period

The period of validity of this Agreement shall be coterminous with the period of the AGREEMENT between the parties hereto dated November 1, 1983.

IN WITNESS WHEREOF, the parties hereto shall have caused this Agreement to be executed by their duly authorized respective representatives on the day first above written.

Takara Co., Ltd.		Hasbro, Inc.

By	/s/ Yasuta Satoh	By	/s/ Alan G. Hassenfeld

Exhibit A

Item Number	Item
5753	HOUND

5760	WHEEL JACK

5751	SUN STREAKER

5755	BLUE STREAK

5756	PROWL

5701	BUMBLEBEE

5704	WIND CHARGER

5702	CLIFF JUMPER

5706	GEAPS

5703	HUFFER

5732	FRENZY

5731	RAVAGE

5732	LASERBEAK

5781	STAR SCREAM

5783	SKY WARP

5782	THANDER CRACKER

5761	TRAIL BREAKER

5919	LONG HAUL

5917	SCRAPPER

5918	HOOK

5920	MIXMASTER

5916	SCAVENGER

5915	BONE CRUSHER

5953	SMOKE SCREEN

5955	HOIST

5796	OPTIMUS PRIME

Exhibit B

Takara Number	Item Number	Item
C-56	5711	BUMBLEBEE

C-57	“	HUBCAP

C-58	“	SWERVE

C-59	“	OUTBREAK

C-60	“	PIPES

C-61	“	TAILGATE

C-62	“	POWERGLODE

C-63	“	BEACHCOMBER

C-64	“	SEASPRAY

C-67	5733	STEEL JAW

C-68	“	RAMHORN

C-65	“	REWIND

C-66	“	EJECT

D-58	“	FRENZY

D-59	“	RAVAGE

D-60	“	LASERBEAK

D-61	“	RATBAT

C-69	5795	ULTRAMAGNUS

D-62	5794	CALVATRON

C-70	5791	METROPLEX

D-63	5803	DINOSAURCITY

C-71	5818

C-72	“

C-73	“

C-74	“

C-75	“

C-76	“

D-64	5817

D-65	“

D-66	“

D-67	“

D-68	“

D-69	“

	5726	BATTLE CHARGER

	5943	747 JET-TANKER TRUCK

	5941	COPTER-BUGGY

	5942	AIRCRAFT CARRIER-JET

	5819	ANIMAL ROBOT GIFT SET

HASBRO BRADLEY, INC.

1027 NEWPOT AVENUE

P.O. BOX 1059

PAWTUCKET, RHODE ISLAND 02862-1059 U.S.A.

March 14, 1985

Takara Co., Ltd.

No. 19-16 Aoto 4-chome

Katsushika-ku

Tokyo, Japan

Genetlemen:

Reference is made to the agreement dated November 1, 1983 among you, Takara Co., Ltd., (“Takara”), Hasbro Industries, Inc. (now known as Hasbro Bradley,Inc. and hereinafter referred to as “Hasbro”, and Takara Toys Corporation, relating to the manufacture and sale of certain toy products (the “Products”) as more fully set forth and defined in said agreement (the “Agreement”). It is our understanding that you hereby agree to modify the sales Territory of Paragraph 4 to extend it and permit Hasbro to sell the Products through out the world including Italy (however limited to sales only through G.I.G.) and with the exception of:

(1)	Japan

(2)	Korea

(3)	Taiwan

(4)	People Republic of China

(5)	Hong Kong

(6)	Singapore

The above territory (1) through (6) being reserved to Takara.

Please signify your agreement that Hasbro’s territory has now been expanded to the entire world, by signing and returning the enclosed copy of this letter to my attention.

In all other aspects, all of the other terms and conditions of the said Agreement shall remain in full force and effect.

Very truly yours,

HASBRO BRADLEY, INC.

/s/ Donald M. Robbins
Donald M. Robbins
Vice President/General Counsel

DMR/mw
ACCEPTED AND AGREED TO:

TAKARA CO.,, LTD.

By	/s/ Yasuta Satoh

ACCEPTED AND AGREED TO
INSOFAR AS TO MY BE CONCERNED:

As of July 31, 1984

Hasbro Industries, Inc.

1027 Newport Avenue,

Pawtucket, Rhode Island 02862

Gentlemen:

Reference is made to the agreement (the “Agreement”), dated as of November 1, 1983, between you and the undersigned. The terms used herein and not otherwise defined are used as defined in the Agreement. In order to more accurately reflect the relative contributions of Takara Co., Ltd. and Takara Toys Corporation in the implementation of the Agreement and to reflect the fact that Takara Co., Ltd.’s involvement has been far more than originally anticipated while Takara Toys Corporation’s involvement has been far less than originally anticipated, the parties agree to clarify and/or modify the Agreement as follows:

1. Effective as of August 1, 1984, the royalties payable by Hasbro Industries, Inc. or its subsidiary or affiliated companies pursuant to paragraph 8 of the Agreement shall, from and after the date hereof, be paid in the following amounts and manner: (i) 90% of all royalty payments under the Agreement (including within such 90% all payments from any subsidiary or affiliate of Hasbro Industries, Inc. outside the United States) shall be paid directly by Hasbro Industries, Inc. or it subsidiary or affiliate, as the case may be, to Takara Co., Ltd. at its offices at No. 19-16, Aoto 4-chome, Katsushika-ku, Tokyo, Japan, and (ii) 10% of such royalty payments due under the Agreement shall be paid directly to Takara Toys Corporation at its office at 200 Fifth Avenue, New York, New York, at the times and in the manner specified in the Agreement, subject to applicable with-holding tax requirements, if any, provided that Hasbro Industries, Inc. shall provide to Takara Co., Ltd. a valid original U.S. government or other foreign government, as the case may be, tax receipt showing the amount of such taxes withheld.

2. In order to conform the Agreement to the present and prospective actual relative involvement of Takara Co., Ltd. and Takara Toys Corporation in the performance of their obligations under the Agreement, we agree that the following amendments are to be effective as of August 1, 1984 with respect to the Agreement:

(a)	Paragraph 1 of the Agreement is amended to insert immediately before the words “Takara U.S.” wherever such words appear in such paragraph, the words “Seller and”:

(b)	Paragraph 8(i) of the Agreement (line 1) is amended to delete the first line thereof and to substitute in its place the words “Buyer shall pay to Seller and Takara U.S. in the proportions agreed upon a Royalty Rate”:

(c)	Paragraph 8(i) of the Agreement (except the first line) is amended to substitute for the words “Takara U.S.” wherever they may appear, the words “Seller or Takara U.S., as the case may be”:

(d)	Paragraph 8(i) of the Agreement is amended to delete on the fifth line the words “Takara U.S.” and to substitute therefor the word “Seller”:

(e)	Pragraph 9 of the Agreement is amended to delete the first three lines thereof and to substitute therefor the words “Royalty payments shall be made in the proportions agreed upon in this Agreement to Seller at No.19-16, Aoto 4-chome, Katsushika-ku, Tokyo, Japan, and to Takara U.S. at the offices of such subsidiary at 200 Fifth Avenue, New York, New York, or in any other way”:

(f)	Paragraph 10 of the Agreement is amended to insert on the third line thereof after the “furnish” and before the words “Takara U.S.” the words Seller” and ” ; and

(g)	Paragraph 11 of the Agreement is amended to insert immediately before the words “Takara U.S.” wherever they may appear, the words “Seller or”.

3. Except as set forth above, the parties hereto hereby reconfirm the Agreement, which shall otherwise remain in full force and effect in accordance with its terms.

If the foregoing satisfactorily sets forth our agreement, would you please sign the enclosed extra copy of this letter in the space provided below and return it to the undersigned. Thank you very much.

Very truly yours,

TAKARA CO., LTD.

ACCEPTED AND AGREED TO AS OF		By	/s/ Yasuto Satoh

THE DATE SET FORTH ABOVE:

HASBRO INDUSTRIES, INC.		TAKARA TOYS CORPORATION
Now known as
HASBRO BRADLEY, INC.

By	/s/ Alfred J. Verrecchia	By	/s/

ASSIGNMENT

WHEREAS, TAKARA CO. LTD., a Japanese company having a principal place of business at No. 19-16, 4-Chome, Aoto Katsushika-ku, Tokyo, Japan (hereinafter TAKARA), warrants and represents that it is the owner and author of various sculptural designs relating to vehicles, weapons and cassettes which are convertible into robots (hereinafter the DESIGNS), some of which DESIGNS are listed and identified on attached Schedule A;

WHEREAS, HASBRO INDUSTRIES, INC., a Rhode Island corporation having a principal place of business at 1027 Newport Avenue, Pawtucket, Rhode Island U.S.A. (hereinafter HASBRO), is purchasing the DESIGNS from TAKARA and has exclusive rights to the distribution and sale of the DESIGNS in the United States of America, Canada and the United Kingdom; and

WHEREAS, HASBRO is desirous of acquiring all right, title and interest in and to any copyrights on the DESIGNS for the United State of America, including the right to apply for and own copyrights subject to the Agreement of November 1, 1983;

NOW, THEREFORE, for one dollar and other good and valuable consideration, receipt of which is hereby acknowledged, TAKARA does hereby sell, assign, transfer and set over to HASBRO the entire right, title and interest to any copyrights on the DESIGNS for the United States of America, including the right to apply for, at its own expense, and own copyrights thereon in those countries for a term of three (3) years subject to the terms of the Agreement of November 1, 1983, at the conclusion of which, unless renewed for additional terms by mutual consent, HASBRO agrees to assign back to TAKARA, free of any charge, all of the rights assigned herein, including any copyrights covering said rights that may be issued. TAKARA agrees to sign, or cause to be signed, free of charge, any additional documents reasonably necessary to permit HASBRO to apply for and own copyrights covering the DESIGNS in the United States of America.

TAKARA CO. LTD.

		By:	/s/ Yasuta Satoh
Dated:	June 21, 1984	Title:	President

HASBRO INDUSTRIES, INC.

	By:	/s/ Donald M. Robbins
Dated:	Title:	General Counsel

S C H E D U L E A*

BLUESTREAK
BRAWN
BUMBLEBEE
BUZZSAW
CLIFFJUMPER
FRENZY
GEARS
HOUND
HUFFER
IRONHIDE
JAZZ
LASERBEAK
MEGATRON
MIRAGE
OPTIMUS PRIME
PROWL
RATCHET
RAVAGE
RUMBLE
SIDESWIPE
SKYWARP
SOUNDWAVE
STARSCREAM
SUNSTREAKER
THUNDERCRACKER
TRAILBREAKER
WHEELJACK
WINDCHARGER

*	The designs listed in the schedule are illustrated on pages 64-71 of Hasbro’s 1984 catalog under the name and trademark THE TRANSFORMER.

S C H E D U L E A*

Title of Work		Copyright Registrations
#5755 ROBOT; #5755 CAR	BLUESTREAK	VA 170-142; 170-143; 7/16/84
#5705 TRUCK; #5705 ROBOT	BRAWN	VA 170-123; 170-124; 7/16/84
#5701 ROBOT; #5701 CAR	BUMBLEBEE	VA 170-152; 170-153; 7/16/84
#5732 CONDOR	BUZZSAW	VA 170-131; 7/16/84
#5702 CAR; #5702 ROBOT	CLIFFJUMPER	VA 170-145; 170-146; 7/16/84
#5732 ROBOT	FRENZY[1]	VA 170-129; 7/16/84¹
#5706 TRUCK; #5706 ROBOT	GEARS	VA 170-148; 170-149; 7/16/84
#5753 ROBOT; #5753 CAR	HOUND	VA 170-137; 170-138; 7/16/84
#5703 ROBOT; #5703 TRUCK	HUFFER	VA 170-154; 170-155; 7/16/84
#5758 VAN; #5758 ROBOT	IRONHIDE	VA 156-841; 156-842; 7/12/84
#5757 ROBOT; #5757 CAR	JAZZ	VA 170-127; 170-128 7/16/84
#5732 CASSETTE (Condor)	LASERBEAK	VA 170-132; 7/16/84
#5793 ROBOT; #5793 GUN	MEGATRON	VA 156-843; 156-844; 7/12/84
#5754 CAR; #5754 ROBOT	MIRAGE	VA 156-856; 156-857; 7/12/84
#5796 TRUCK; #5796 ROBOT	OPTIMUS PRIME	VA 156-837; 156;838; 7/12/84
#5756 CAR; #5756 ROBOT	PROWL	VA 156-849; 156-852; 7/12/84
#5759 ROBOT; #5759 VAN	RATCHET	VA 170-125; 170-126; 7/16/84
#5731 JAGUAR	RAVAGE[2]	VA 170-135; 7/16/84²
#5731 ROBOT	RUMBLE[3]	VA 170-133; 7/16/84³
#5752 CAR; #5752 ROBOT	SIDESWIPE	VA 170-121; 170-122; 7/16/84
#5783 PLANE #5783 ROBOT	SKYWARP	VA 170-150; 170-151; 7/16/84
#5790 ROBOT	SOUNDWAVE	VA 156-845; 7/12/84
#5781 PLANE; #5781 ROBOT	STARSCREAM	VA 156-836; 156-855; 7/12/84
#5751 ROBOT; #5751 CAR	SUNSTREAKER	VA 170-139; 170-158; 7/16/84
THUNDERCRACKER
#5761 TRUCK; #5761 ROBOT	TRAILBREAKER	VA 170-120; 170-159; 7/16/84
#5760 ROBOT; #5760 CAR	WHEELJACK	VA 170-140; 170-141; 7/16/84
#5704 CAR; #5704 ROBOT	WINDCHARGER	VA 170-144; 170-147; 7/16/84

[1] and #5732 CASSETTE (Robot)	VA 170-130; 7/16/84
[2] and #5731 CASSETTE (Jaguar)	VA 170-136; 7/16/84
[3] and #5731 CASSETTE (ROBOT)	VA 170-134; 7/16/84

AGREEMENT

This Agreement is made and entered into as of the 1st day of November, 1983, by and between TAKARA CO., LTD., a corporation organized and existing under the laws of Japan, having its principal office at No. 19-16, Aoto 4-chome, Katsushika-ku, Tokyo, Japan (hereinafter called “Seller”), HASBRO INDUSTRIES, INC., a corporation organized and existing under the laws of Rhode Island, having its principal office at 1027 Newport Avenue, Pawtucket, Rhode Island 02862, U.S.A.(hereinafter called “Buyer”) and TAKARA TOYS CORPORATION, a corporation organized and existing under the laws of New York, having its principal office at 200 5th Avenue, New York, New York (hereinafter called “Takara U.S.”).

PREMISES OF AGREEMENT:

WHEREAS, Takara U.S. has the exclusive right to sell certain toys, such as, but not limited to, robotic toys convertible into the form of separate toy configurations, and began the marketing and sale of such toys in North America;

WHEREAS, Buyer desires to have the exclusive sales rights of Takara U.S. and to have the assistance of Takara U.S. in transferring all sales leads and sales inquiries to Buyer;

WHEREAS, Takara U.S. is agreeable to transfer their exclusive sales rights in return for a royalty payment;

WHEREAS, Buyer desires to purchase and/or license certain toys defined hereinafter as “PRODUCTS” in Schedule “A” and to have the opportunity to review future Products of Seller;

WHEREAS, Seller wishes to sell and license the right to manufacture and sell the PRODUCTS for sale within the Territory defined herein to Buyer;

WHEREAS, the respective parties wish to establish a foundation for developing a working relationship for their mutual benefit in the future;

NOW, THEREFORE, in consideration of the following mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

1.	Release of Exclusive Sales Territory

Takara U.S. hereby agrees to release its rights to sell the PRODUCTS in North America subject to the fulfillment of any pending sales orders presently outstanding on the PRODUCTS. Takara U.S. further agrees not to solicit directly and/or indirectly any future orders for the PRODUCTS and to assist Buyer by transferring (1) its present customer list for the PRODUCTS, (2) all future sales leads, and (3) future sales inquiries for the PRODUCTS to Buyer. Takara U.S., subject to any outstanding warranties to replace defective PRODUCTS previously sold and to fill any outstanding contractual commitments to deliver PRODUCTS, hereby agrees to cease every and all sales activities relating to the PRODUCTS in return for the royalty payments of Paragraph 8.

2.	Sale of Products

Seller agrees to make available for exclusive sale within the Territory and Buyer agrees to buy certain Products to be manufactured by Seller as listed on the Schedule “A” attached hereto. By mutual agreement in writing and executed by each party, additional present and future Products may be added on Supplemental Schedules during the term of this Agreement and any extension thereof. Any individual sale agreements (hereinafter called “Purchase Contract”) made by the parties hereto, based on an order placed with Seller by Buyer, shall be subject to the terms and conditions of this Agreement.

3.	License of Products

Seller hereby grants to Buyer the exclusive right to sell the Products listed on Schedule “A” and any Supplemental Schedule within the Sales Territory. Buyer is further granted the right to manufacture or subcontract the manufacturing at any location which shall not be limited to the Sales Territory. Seller’s grant herein will include the rights under any patents and/or copyrights, if any, on the Products existing within the Territory.

4.	Sales Territory

The Territory for the importation, distribution and sale of the PRODUCTS shall be exclusive to Buyer and limited to the United States of America and its possessions, Canada, United Kingdom of Great Britain and the Republic of Ireland. While Buyer may manufacture outside the Sales Territory, subject to royalty payments of Paragraph 8 herein, it agrees not to sell PRODUCTS outside the Sales Territory. Neither Seller nor Takara U.S. shall directly or indirectly sell the same PRODUCTS within the Territory. The respective parties acknowledge that Seller shall not be responsible for independent retail purchase and resale that is not controlled or directed by Seller within the Sales Territory unless known by Seller prior to the sale. Each party further acknowledges the right of the other parties to sell other products not covered by this Agreement anywhere in the world. The exclusivity of the Sales Territory of the United Kingdom of Great Britain is, however. subject to any existing firm sales contract with Action Toys that are outstanding with Seller as of January 10, 1984.

5.	Toy Robot Products

The parties acknowledge that the exclusive right of Buyer to develop and sell a robot line of toy products within the Territory is important to Buyer. Seller hereby agrees that during the Term of this Agreement and subject to the conditions set forth herein, it will not sell any current robotic toy products presently being offered for sale by Seller (except for a Robotic Watch Series sold by Takara U.S.), or future competitive robotic toy products developed by Seller within the Territory regardless of the specific PRODUCTS listed on Schedule “A” and/or Supplements thereof. Additionally, Seller Takara U.S. acknowledge that they will not sell any nonrobotic products, if any, within the Territory that are listed specifically on Schedule “A” and/or Supplements thereof during the Term of the Agreement.

6.	Accessory Products

Buyer acknowledges that in return for the territory exclusivity of this Agreement and the other conditions set forth herein, any and all products developed by or for Buyer similar in nature to those PRODUCTS identified in Schedule “A,” whether with or without the help of Seller and/or Takara U.S., shall be subject to the Royalty Terms set forth herein and shall also be listed specifically on a Supplemental Schedule executed by the respective parties.

7.	Term

(i) The basic Term of this Agreement shall be for a period of Three (3) Years, subject to automatic renewal on a yearly basis unless either party informs the other party, in writing, of its intention to cancel within Sixty (60) days before the Third anniversary date or before each subsequent anniversary date of this Agreement after the Third anniversary. However, the Term of this Agreement as to PRODUCTS listed on any Schedules and currently commercially sold within the Territory may be extended at the option of the Buyer, as long as Buyer has paid a minimum yearly royalty as set forth in Paragraph 8, in which event Buyer can continue its exclusive sales rights pursuant to this Agreement as to those specific PRODUCTS previously listed on the Schedules beyond the basic Three (3) Year term, and Seller and Takara U.S. agree not to sell those PRODUCTS directly or indirectly in the Sales Territory, as long as the minimum yearly royalty has been paid in the previous year.

(ii) Unless otherwise provided herein, this Agreement may be terminated by a Sixty (60) Day prior written notice by either party to the other if the other party defaults in the performance of any obligation set forth herein and on its part to be performed, unless such default is cured within the notice period after service of notice of default on the party in default.

(iii) In case of termination of this Agreement for whatever causes, Buyer shall not demand from Seller and/or Takara U.S. any compensation, monetary or otherwise, except for defective PRODUCTS, and the firm orders accepted by Seller prior to the termination shall survive such termination and continue to be effective when Seller is in default. Additionally, Buyer shall be responsible for any royalties owed to Takara U.S.

8.	Royalty

(i) Buyer shall pay to Takara U.S. a Royalty Rate * * * * * * * * * * of the “Invoice Price” of the Products, regardless of whether Buyer purchases the Products from Seller or manufactures the Products. The specific Royalty Rate on a specific Product shall be mutually agreed upon by the parties depending upon the profit level of Buyer and shall be listed on the Schedules. However, any Product manufactured by or for Buyer in Hong Kong or an Asian country by Buyer or a third party for Buyer shall be subject to a Royalty rate of * * * * *. The definition “Invoice Price” shall be Buyer’s Invoice Price minus * * * * * to cover any and all deductions and allowances. There shall be no additional deduction from royalties owed Takara U.S. for uncollectible accounts, fees, impositions, payments or expenses of any kind. Withholding taxes may be deducted from said royalties, if required, but only to the extent that Buyer shall provide to Takara U.S. a valid original U.S. government tax receipt showing the amount of such taxes withheld. All royalties due to Takara U.S. shall accrue upon the sale of the PRODUCTS regardless of the time of collection by Buyer. For purposes of this Agreement, the PRODUCTS shall be considered “sold” upon the date when it is billed or invoiced, shipped or paid for, whichever occurs first.

(ii) Buyer shall pay a minimum royalty of * * * * * * * * * * annually to maintain the exclusiveness of its right to the PRODUCTS listed on the Schedules. If Buyer fails to pay the minimum royalty, Takara U.S. shall have the option of cancelling the Agreement in its entirety or of converting the Agreement into a nonexclusive right to sell the PRODUCTS. If the Agreement is cancelled, Buyer shall have the right to sell any PRODUCTS in its possession, subject to the payment of royalties and the terms of this Agreement for a period of Six (6) Months. Upon cancellation, Buyer shall assist in transferring all rights acquired by Buyer to the PRODUCTS including, but not limited to, copyrights, trademarks, and licenses to Buyer upon Seller’s written request. Buyer shall further refrain from selling the same type of PRODUCTS anywhere in the world.

9.	Time of Payment

Royalty payments shall be made to Takara U.S. at the offices of Takara Toys Corporation, Room 660, 200 Fifth Avenue, New York, New York 10010, or in any other way agreed upon in writing between both parties for each calendar quarter within thirty (30) days after the end thereof. The first of said payments shall be submitted within thirty (30) days after the calendar quarter including the Buyer’s first sale of the PRODUCTS. All payments due under this Agreement shall be made in United States Dollars and shall be calculated at the bank rate of exchange as of the last day of the corresponding calendar quarter. Any late payments, paid sixty (60) days or more after the end of the calendar quarter, shall be subject to a monthly interest rate of one and one-half percent (1.5%).

10.	Reports

At the time each royalty payment is due, regardless of the amount of royalties due and even if no royalties shall be due, Buyer shall furnish Takara U.S. with a statement showing therein all sales by or for Buyer of the PRODUCTS during the respective calendar quarterly period. Each such statement shall also show the number of items sold, Buyer’s selling price of each, total sales in dollars, royalty percentage rate and payment due stated in dollars and conversion rate used in the calculation. If the sale by Buyer is to a purchaser in which Buyer, directly or indirectly, has a financial interest, said royalty shall be paid by Buyer on the basis of the price which has been charged by Buyer to said purchaser or on this basis of the price charged by said purchaser to its customer, whichever price is greater.

11.	Books of Account

Buyer shall keep full and accurate books of account and all documents and other material relating to this Agreement and the subject matter hereof at Buyer’s main office at all times during the continuance of this Agreement and for two (2) years thereafter. Takara U.S. or its duly authorized agent or representative shall have the right to confidential examination of such books, documents and other material, shall have full and free access thereto during all ordinary business hours, and shall be at liberty to make copies of all or any part of such books, documents and other material relevant to the payments. Any discrepancy in payments to Takara U.S. as determined by such examination of Buyer’s records shall immediately be paid to Takara U.S. upon request. The cost of such examination shall be paid by Takara U.S. unless an error or discrepancy in the amount of * * * * * or more of the royalty payable to Seller for any calendar year is discovered in which case the cost of the examination shall be paid entirely by Buyer. SEE RIDER

12.	Orders

(i) Every month Buyer may place with Seller a firm order for the PRODUCTS to be purchased from Seller containing exact models, quantities and prices of the PRODUCTS to be shipped within three (3) months from the order acceptance date. Seller shall respond within seven (7) days of receipt by telex. Buyer shall provide three (3) month forecasts of PRODUCTS to be purchased by Buyer based on the best estimate during the three (3) months subsequent to the month in which the above firm order covers.

(ii) The inspections and quality assurance procedures will be in accordance with Exhibit B attached hereto.

(iii) All of the PRODUCTS and packages thereof shall carry one or more notations of “TAKARA”, “MANUFACTURED BY TAKARA CO., LTD., TOKYO” and/or any other similar reference as seller may reasonably request from time to time. Any changes requested may be introduced at the next printing of the packages.

(iv) In case Buyer sells or distributes the PRODUCTS to others (except for final consumers), Buyer shall impose on them the same and similar obligations and prohibitions as imposed on Buyer in this Agreement and shall be liable for any violation by them of such obligations or prohibitions.

(v) Buyer shall not manufacture, sell, distribute or cause to be manufactured, sold or distributed any other products similar to or competitive with any of the PRODUCTS or any products having such trademarks, brand names or other names similar to those of the PRODUCTS during the Term of this Agreement.

13.	Price

All prices of the PRODUCTS shall be contacted at the price quoted by Seller for F.O.B. Tokyo in Japanese Yen, unless otherwise specified. Payment to Seller by Buyer shall be effected by an irrevocable and confirmed Letter of Credit drawable at sight. The currency in terms of which the price is quoted by Seller shall be the basic currency for making payments. Except as herein provided or otherwise agreed to by Seller in writing, all charges for freight, transportation, insurance, shipping, storage, handling, demurrage, or similar charges shall be for the account of Buyer. If any such charges are included in the price by terms of Purchase Contract, any increase in the rates of such charges after the date of Purchase Contract shall be for the account of Buyer.

14.	Payments

Confirmed and irrevocable Letters of Credit conforming to the terms of the Agreement and Purchase Contract shall be established by a first class prime bank satisfactory to Seller forty-two (42) days prior to the confirmed schedule for shipment or at the time that Buyer places an order, whichever is less, provided that the Letters of Credit do not have to be opened up three (3) months in advance. Buyer shall promptly advise Seller thereof by telex. If Buyer fails to provide such Letters of Credit as prescribed above, Seller may cancel the concerned Purchase Contract and/or resell or hold the PROUDCTS for Buyer’s account and risk at Seller’s option. Buyer shall be responsible for any and all losses and damages, either direct, consequential or incidental, to Seller caused by such failure, cancellation, resale or holding.

15.	Shipments

Seller shall ship at the direction of Buyer. Title and risk of loss shall pass to Buyer, and delivery shall occur, upon delivery to the transportation company at the Japanese Port of Embarkation. In case PRODUCTS under a single order are shipped in more than one lot, each lot shall be deemed to be a separate sales contact subject to the terms and conditions of the Purchase Contract. Shipments in installments shall be separately invoiced and due to be paid for separately without regarding to subsequent deliveries to be made. Failure to pay for any of the installments when due shall relieve Seller from making further shipments. The date of the airway bill or ocean bill of lading, as the case may be, shall be conclusively deemed to be the date of shipment. A twenty (20) days’ grace or leeway period shall be allowed for shipments made earlier or later than the time fixed for shipment by the parties.

16.	Warranty

Seller warrants against defect of materials and workmanship which it supplies subject to Paragraph 21 below, but makes no warranty that the PRODUCTS are fit for Buyer’s particular purpose, unless otherwise specifically agreed to by Seller herein or by other writing. Illustrations, photographs or descriptions in catalogues, manuals or other sales promotion materials issued or furnished by Seller are for purposes of general illustration only and shall not be blinding on Seller for purposes of any warranty of conformance to sample or otherwise. If Seller manufactures to Buyer’s specifications, then Buyer is responsible. If Seller deviates from Buyer’s specification, then Seller shall hold Buyer harmless from any injury caused by such deviation.

17.	Alterations

No change, alteration or modification in part or in whole of the PRODUCTS ordered by Buyer and accepted by Seller shall be effective as to Seller, unless agreed to in writing by Seller, Seller reserves the right to change the price of the PRODUCTS and the right to make any change in specification of the PRODUCTS subject to Buyer’s approval. In no event shall Seller be liable for any losses and damages caused by designs, specifications, changes, alterations, or modifications and made pursuant to Buyer’s instructions.

18.	Patents and Trademarks

With respect to or in connection with PRODUCTS or sale and distribution thereof, Seller shall not be responsible for any claims of infringements as to any patent, utility model, trademark, design, copyright and/or any other industrial property right in the Sales Territory. Should any dispute or claim arise in connection with any of such rights against Seller, Seller may cancel this Agreement and/or Purchase Contract at its discretion and Buyer shall hold Seller free and harmless from and defend Seller against any claims, suits, losses, liability and expenses arising from the alleged infringement and disputes upon Seller’s request.

19.	Production Yields and Claims

(i) Buyer accepts Seller’s production yields within the rate of *****, which will occur in Seller’s manufacturing the PRODUCTS.

(ii) No claim by Buyer shall be entertained unless payment for the PRODUCTS involved have first been made or the export draft honored prior thereto. Buyer shall inspect all shipments of the PRODUCTS and notify Seller of any claim for defective materials or workmanship of the Products, or any part thereof, by written notice within four (4) weeks after arrival of the PRODUCTS at the destination specified in the bill of lading or airway bill. Further full particulars of such claim shall be made in writing and forwarded by registered airmail to Seller within fifteen (15) days following aforementioned notification of the defects. If Buyer fails to notify Seller of such claim or forward the particulars thereof within the respective periods specified above, Buyer shall be deemed to have waived its right to assert any claim. Unless otherwise advised by Seller, the PRODUCTS alleged to be defective shall be retained intact for inspection by Seller’s representative and must not be used or resold until such inspection shall have been completed. Buyer may return the defective PRODUCTS of the shipment to Seller for repair or replacement. In such event, Seller shall bear costs of shipment (including insurance) of the defective PRODUCTS to Seller; Seller shall bear the costs of reshipment or shipment (including insurance) of the repaired or replaced PRODUCTS to Buyer. Except as herein provided, Seller shall in no event be liable to Buyer for any of Buyer’s manufacturing costs, lost profits, loss of goodwill, or for any other damages, including special or consequential damages, of whatsoever nature or kind.

20.	Notices

All notices to be given hereunder shall be in writing and sent by certified or registered airmail or telecopy, telex or telegraph cable to the other party at the respective addresses first mentioned above, or to such other address as shall be dessignated in writing by a party to the other party. Notice shall be deemed to have been served within three (3) days after dispatch by telecopy, telex, or telegraphic cable and within ten (10) days after posting by registered airmail.

21.	Jurisdiction

All disputes, controversies, or differences which may arise between the parties hereto, out of or in relation to or in connection with the Agreement, shall be finally determined by the competent court in Tokyo, Japan, if Buyer initiates the proceeding against Seller and in Pawtucket, Rhode Island, if Seller initiates the proceeding against Buyer.

22.	Attorney’s Fees

If legal action is instituted to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees incurred in such action.

23.	Merger Clause

This writing is intended by the parties as a final expression of their agreement concerning sale and purchase of the PRODUCTS between the parties hereto and as a complete and exclusive statement of the terms and conditions thereof. No course of prior dealings between the parties and not usage of trade shall be relevant or admissible to vary any terms of this Agreement. Acceptance of, or acquiescence in a course of performance rendered hereunder or under any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting party or acquiescing party has knowledge of the nature of the performance and an opportunity to object. No representations, understanding, or agreements have been made or relied upon in making of this Agreement other than those specifically set forth herein. This Agreement can be modified or supplemented only by a writing signed by both parties hereto or their duly authorized agents.

24.	Prohibition against Assignment

Buyer shall not assign, transfer or otherwise dispose of this Agreement in whole or in part to any other individual, firm, corporation, or other legal entity except Hasbro Industries (Canada) Ltd. and/or Hasbro Industries (U.K.) Limited without the written consent of Seller first obtained. Any assignment, transfer, or disposal of this Agreement without such consent shall be null and void.

25.	Governing Law

This Agreement shall be governed as to all matters, including its validity, construction, and performance by the laws of Japan.

26.	Privity

This Agreement is concluded upon a principal to principal basis between Buyer and Seller, and Buyer shall be responsible for performing this Agreement even if a third party establishes a Letter of Credit or holds an import license.

27.	No Waiver

No single or repeated waiver of any default for any period of time shall be construed as a continuing waiver by either party, and the failure to exercise a legal right shall not affect in any way the full right of the party to require any future performance of the provision upon which default has occurred.

28.	Force Majeure

Neither party shall be held liable to the other for failure to perform this Agreement or any part hereof where it is prevented from doing so by any so-called Act of God (natural disasters), competent governmental orders or restrictions, war, threat of war, blockades, embargoes, revolution, riot, strikes, lockouts, epidemics, shortage of materials, energy or labor, or other causes recognized as a force majeure, namely, causes arising beyond the control of the parties hereto.

IN WITNESS WHEREOF, the respective parties have affixed their signatures hereto as of the date in this Agreement first above written.

HASBRO INDUSTRIES, INC.
“Buyer”

By:	/s/ Donald M. Robbins

TAKARA CO., LTD.
“Seller”

By:	/s/ Yasuta Satoh

TAKARA TOYS CORPORATION
“Takara U.S.”

By:	/s/ Yasuta Satoh

RIDER TO LICENSE AGREEMENT DATED AS OF THE 1st DAY OF NOVEMBER 1983, BY AND BETWEEN TAKARA CO., LTD. HASBRO INDUSTRIES, INC. and TAKARA TOYS CORPORATION:

RIDER TO PARAGRAPH 11:

In the event that TAKARA U.S. shall examine the records, documents and materials in the possession of or under the control of the BUYER with respect to the subject matter, such examination shall be conducted in such manner as to not unduly interfere with the business of the BUYER. TAKARA U.S. and/or its duly authorized representatives shall not disclose to any other person, firm or corporation any information acquired as a result of any such examination; provided, however, that nothing herein contained shall be construed to prevent TAKARA U.S. and/or its duly authorized representatives from testifying in any court of competent jurisdiction with respect to the information obtained as a result of such examination in any action instituted to enforce the rights of TAKARA U.S. under the terms of this Agreement.

SCHEDULE “A”

CAR ROBOT SERIES			*****

No.	1	Countach
No.	15	New Countach (Yellow)
No.	12	Jeep
No.	16	F-1 Ligier
No.	7	Fair Lady Z
No.	13	Z – Police Car
No.	14	Porsche 935 Turbo
No.	2	Cherry Vanette (Red)
No.	4	Ambulance
No.	18	Lania Stratos
No.	5	HI LUX (Black)

PLANE ROBOT SERIES			*****

4614010		F-15 Eagle Jet Robot
		3 Colors Assortment

MINI-CAR ROBOT			*****

1918084		VW-Car (Yellow)
		Porsche
1918096		Truck
		4WD Off-Road
		Jeep
		Transam

MINI-CASSETTE SERIES			*****

1918187		MC-01 Micros Robot
1918199		MC-02 Robot Jaguar
		MC-03 Robot Condor

CASSETTE MAN			*****

		MC-10 Walkman Type Cassette

GUN ROBOT

		MC-13 Walther P-38 with Extension Set

TRAILER TRUCK (Battle Convoy			*****

		No. 17 Car robot Trailer Base
		Battle Convoy)

Dated:

HASBRO INDUSTRIES, INC.		TAKARA CO., LTD.

By:	/s/ Donald M. Robbins	By:	/s/ Yasuta Satoh

EXHIBIT B

QUALITY ASSURANCE LOT SAMPLING INSPECTION – TRANSFORMERS

Quality Assurance will perform lot sampling inspection on each shipment as follow:

Acceptable Quality Levels (AQL) will be:

* * * * * defective for major defects.

* * * * * defective for minor defects.

(Note: Attached excerpts from MIL-STD-105D)

Major Defect – is a defect that will reduce materially the useability of the product for its intended purpose, a defect that will cause substantial customer dissatisfaction, or a defect that might result in return of the product.

Minor Defect – is a defect that is not likely to reduce materially the useability of the product or is a departure from established standards having little bearing on the effective use or play value of the product.

The sampling plan will be in accordance with “MIL-STD-105D – Sampling Procedures and Tables for Inspection by Attributes.” The single sampling plan, Level II for Normal Inspection will be used.

To maintain the size of the sample at a reasonable level, the lot will be considered to consist of an assortment of vehicles and each specific vehicle type within the assortment will not be considered a separate lot for sampling purposes. The sample chosen randomly from the lot, will include all vehicle types within the assortment.

The detail of the sampling plan and the characteristics of inspection will be defined in “Inspection Requirement”.

Note: The Product must be in conformance to all related Federal Regulations pertaining to safety or potential injury to a child.

MIL-STD-105D

TABLE I – Sample size code letters

(See 9.2 and 9.3)

	Special inspection levels				General inspection levels
Lot or batch size
	S-1	S-2	S-3	S-4	I	II	III
2 to 8 9 to 15 16 to 25 26 to 50 51 to 90 91 to 150 151 to 280 281 to 500 501 to 1200 1201 to 3200 3201 to 10000 10001 to 35000 35001 to150000 150001 to 500000 500001 and over	A A A A B B B B C C C C D D D	A A A B B B C C C D D D E E E	A A B B C C D D E E F F G G H	A A B C C D E E F G G H J J K	A A B C C D E F G H J K L M N	A B C D E F G H J K L M N P Q	B C D E F G H J K L M N P Q R